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                                                             EXHIBIT 4(a)(xxiii)

                    MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
                             AND SECURITY AGREEMENT

          THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, AND SECURITY AGREEMENT, dated as of the 18th day of April, 2003 (the Mortgage"), is executed and delivered by ONEIDA LTD., a New York corporation, with offices at 163-181 Kenwood Avenue, Oneida, New York 13241 (hereafter referred to as "Oneida" or "Mortgagor") to JPMORGAN CHASE BANK (formerly known as The Chase Manhattan
Bank), as Collateral Agent under the Collateral Agent Agreement (as defined below), with offices at 500 Plum Street, Syracuse, New York 13204 (the "Mortgagee").

                                    Recitals

          A. Pursuant to a 2001 Amended and Restated Note Purchase Agreement, dated as of May 1, 2001 (such agreement, as has been or hereafter may be modified, amended, renewed or replaced, the "Note Agreement"), by and among Mortgagor, THC Systems, Inc. ("THC") and Allstate Life Insurance Company, Allstate Insurance Company, and Pacific Life Insurance Company (successor to Pacific Mutual Life Insurance Company (individually, a "Noteholder" and collectively, the "Noteholders"), THC has issued and sold to the Noteholders $35,000,000 aggregate principal amount of its Senior Secured Notes due May 31, 2005 (the "THC Notes"). Payment of the THC Notes were guaranteed by Mortgagor pursuant to the Note Agreement.

          B. Pursuant to that certain Amended and Restated Credit Agreement, dated as of April 27, 2001 (as has been or hereafter may be modified, amended, renewed or replaced, the "Credit Agreement"), by and among Mortgagor, JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as the Administrative Agent (in such capacity, the "Administrative Agent"), and the financial institutions parties thereto (collectively, the "Lenders"), the Lenders have made available to Mortgagor certain credit facilities, including, without limitation, a loan in the aggregate amount of $40,000,000 (the "Bullet Loan") evidenced by the following promissory notes, each dated January 4, 2002 (as may be modified, amended, renewed or replaced, collectively referred to as the "Bullet Notes"):

          (i) Promissory Note in the amount of $6,545,454.55 in favor of JPMorgan Chase Bank;

          (ii) Promissory Note in the amount of $5,090,909.09 in favor of Bank of America, N.A.;

          (iii) Promissory Note in the amount of $6,545,454.55 in favor of Fleet National Bank;

          (iv) Promissory Note in the amount of $6,545,454.55 in favor of HSBC Bank, USA;

          (v) Promissory Note in the amount of $5,818,181.82 in favor of Manufacturers and Traders Trust Company;

          (vi) Promissory Note in the amount $5,090,909.09 in favor of Bank of Nova Scotia;

          (vii) Promissory Note in the amount of $2,181,818.18 in favor of European American Bank; and

          (viii) Promissory Note in the amount of $2,181,818.18 in favor of Banca Nazionale Del Lavoro.

          C. The Noteholders under the Note Agreement and the Lenders under the Credit Agreement (collectively referred to as the "Secured Parties"), together with certain other secured creditors of Oneida, have entered into an Amended and Restated Collateral Agency and Intercreditor Agreement dated as of April 23, 2002 (as


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may be modified, amended, supplemented or replaced, the "Collateral Agent
Agreement"), appointing JPMorgan Chase Bank as their Collateral Agent and establishing their relative rights with respect to certain collateral, including the property mortgaged hereby.

          D. Pursuant to the terms of the Note Agreement and the Credit Agreement (collectively, together with this Mortgage, referred to as the "Transaction Documents"), Mortgagor is required to grant to the Collateral Agent a mortgage on certain real estate owned by Mortgagor in order to secure repayment of the THC Notes and the Bullet Notes (collectively referred to as the "Notes").

          WITNESSETH, that to secure (a) payment of the Notes, with interest thereon, (b) performance of Mortgagor's obligations under the Transaction Documents insofar as they relate to the Notes or guarantee repayment of the Notes, (c) payment by Mortgagor to Mortgagee of all sums expended or advanced by Mortgagee pursuant to any covenant, term, or provision of this Mortgage, and (d) performance of each covenant, term and provision by Mortgagor to be performed pursuant to this Mortgage (clauses (a)-(d) hereafter collectively referred to as the "Indebtedness"), and provided that the maximum principal Indebtedness secured hereby shall never exceed $191,500.00, Mortgagor hereby mortgages, grants, conveys, warrants, pledges, assigns, and hypothecates unto Mortgagee, its successors and assigns, WITH THE POWER OF SALE, the real property described in Exhibit A attached hereto including, but not limited to, Mortgagor's leasehold interests in the Premises, (the "Premises"), and all of the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements, and improvements now or hereafter located thereon (the "Improvements");

          TOGETHER WITH all right, title, interest, and estate of Mortgagor now owned, or hereafter acquired, in and to the following property, rights, interests and estates (the Premises, the Improvements, and such property, rights, interests, and estates hereinafter described are collectively referred to as the "Mortgaged Property"):

                               GRANTING CLAUSE ONE

          All easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, all rights to oil, gas, minerals, coal and other substances of any kind or character, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Premises and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road, highway, alley or avenue, opened, vacated or proposed, in front of or adjoining the Premises, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtsey and rights of curtsey, property, possession, claim and demand whatsoever, both at law and in equity, of Mortgagor of, in and to the Premises and the Improvements and every part and parcel thereof, with the appurtenances thereto;

                               GRANTING CLAUSE TWO

          All machinery, furniture, furnishings, equipment, computer software and hardware, fixtures (including, without limitation, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures) and other property of every kind and nature, whether tangible or intangible, whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon the Premises and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Premises and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon the Premises and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation, enjoyment and occupancy of the Premises and the Improvements (hereinafter collectively referred to as the "Equipment"), including any leases of any of the foregoing, any deposits existing at any time in connection with any of the foregoing, and the proceeds of any sale or transfer of the foregoing, and the right, title and interest of Mortgagor in and to any of the Equipment that may be subject to any "security interests" as defined in New York's Uniform Commercial Code (the "Uniform Commercial Code"), superior in lien to the lien of this Mortgage;

                              GRANTING CLAUSE THREE


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          Awards or payments, including interest thereon, that may heretofore and hereafter be made with respect to the Premises and the Improvements, whether from the exercise of the right of eminent domain or condemnation (including, without limitation, any transfer made in lieu of or in anticipation of the exercise of said rights), or for a change of grade, or for any other injury to or decrease in the value of the Premises and Improvements;

                              GRANTING CLAUSE FOUR

          All leases and other agreements or arrangements heretofore or hereafter entered into affecting the use, enjoyment or occupancy of, or the conduct of any activity upon or in, the Premises and the Improvements, including any extensions, renewals, modifications or amendments thereof (the "Leases") and all rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Mortgagor or its agents or employees from any and all sources arising from or attributable to the Premises and the Improvements (the "Rents"), together with all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

                              GRANTING CLAUSE FIVE

          All proceeds of and any unearned premiums on any insurance policies covering the Mortgaged Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Mortgaged Property;

                               GRANTING CLAUSE SIX

          The right, in the name and on behalf of Mortgagor, to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to commence any action or proceeding to protect the interest of Mortgagee in the Mortgaged Property;

                              GRANTING CLAUSE SEVEN

          All proceeds, products, offspring, rents and profits from any of the foregoing, including, without limitation, those from sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the foregoing.

          TO HAVE AND TO HOLD the above granted and described Mortgaged Property, WITH THE POWER OF SALE, unto and to the use and benefit of Mortgagee, forever;

          PROVIDED, HOWEVER, these presents are upon the express condition that, if Mortgagor shall well and truly pay to Mortgagee the Indebtedness at the time and in the manner provided in the Notes and this Mortgage and shall well and truly abide by and comply with each and every covenant and condition set forth herein, in the Notes and in the other Transaction Documents in a timely manner, these presents and the estate hereby granted shall cease, terminate and be void upon the full payment of the Indebtedness.

          This Mortgage secures the payment of the Indebtedness in a principal amount not to exceed $191,500.00 (the "Secured Principal Amount"), together with interest and amounts that Mortgagee expends under this Mortgage in connection with (i) any taxes, charges or assessments that may be imposed by law upon the Mortgaged Property, (ii) premiums on insurance policies covering the Mortgaged Property, and (iii) expenses incurred in upholding the lien of this Mortgage, including the expenses of any litigation to prosecute or defend the rights and lien created by this Mortgage, all of the foregoing Indebtedness and obligations, collectively, the "Secured Indebtedness." Notwithstanding any provision in this Mortgage to the contrary, (a)until the Indebtedness is paid in full, this Mortgage secures the entire Indebtedness provided that the maximum principal Indebtedness secured


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hereby shall never exceed the Secured Principal Amount; (b) this Mortgage shall secure only the Indebtedness, taxes, charges, assessments, premiums, and expenses included within the foregoing definition of "Secured Indebtedness"; and
(c) the Secured Principal Amount shall be reduced only by the last and final sums that Mortgagor repays or is paid on its behalf with respect to the principal of the Indebtedness and shall not be reduced by any intervening principal payments of the Indebtedness by Mortgagor; such intervening principal payments shall instead be deemed to reduce only such portions of the Indebtedness first, as are unsecured, second, as are secured by other collateral other than real property located in New York State owned by Mortgagor or any guarantor of the Indebtedness (the "Guarantor"), third, as are secured by a subordinated lien on real property located in New York State owned by Mortgagor or the Guarantor.

          Mortgagor represents and warrants to and covenants and agrees with Mortgagee as follows:

                                     PART I

                               GENERAL PROVISIONS

          1. Payment of Indebtedness and Incorporation of Covenants, Conditions and Agreements. Mortgagor shall pay the Indebtedness at the time and in the manner provided in the Notes and in the other Transaction Documents. All the covenants, conditions and agreements contained in the Notes and any of the Transaction Documents are hereby made a part of this Mortgage to the same extent and with the same force as if fully set forth herein.

          2. Warranty of Title. Mortgagor warrants that Mortgagor has good, marketable and insurable title to the Mortgaged Property and has the full power, authority and right to execute, deliver and perform its obligations under this Mortgage and to deed, encumber, mortgage, give, grant, bargain, sell, alienate, convey, confirm, pledge, assign and hypothecate the same and that Mortgagor possesses an unencumbered fee estate in the Premises and the Improvements and that it owns the Mortgaged Property free and clear of all liens, encumbrances and charges whatsoever except for certain utility easements which do not affect in any way Mortgagor's use of the Mortgaged Property (the "Permitted Exceptions") and that this Mortgage is and will remain a valid and enforceable first lien on and security interest in the Mortgaged Property, subject only to said Permitted Exceptions, if any. Mortgagor shall forever warrant, defend and preserve such title and the validity and priority of the lien of this Mortgage and shall forever warrant and defend the same to Mortgagee against the claims of all persons whomsoever.

          3. Insurance.

               (a) Mortgagor, at its sole cost and expense, for the mutual benefit of Mortgagor and Mortgagee, shall obtain and maintain during the entire term of this Mortgage (the "Term") policies of insurance against loss or damage by fire, lightning and such other perils as are included in a standard "all-risk" endorsement, and against loss or damage by all other risks and hazards covered by a standard extended coverage insurance policy including, without limitation, riot, and civil commotion, vandalism, malicious mischief, burglary and theft. Such insurance shall be in an amount equal to the greater of
(i) the then full replacement cost of the Improvements and Equipment, without deduction for physical depreciation, and (ii) such amount that the insurer would not deem Mortgagor a co-insurer under said policies. The policies of insurance carried in accordance with this paragraph shall be paid annually in advance and shall contain a "Replacement Cost Endorsement" with a waiver of depreciation, and shall have a deductible no greater than $100,000 unless so agreed by Mortgagee.

               (b) Mortgagor, at its sole cost and expense, for the mutual benefit of Mortgagor and Mortgagee, shall also obtain and maintain during the Term the following policies of insurance:

                    (i) Flood insurance if any part of the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Program in an amount equal to the lesser of (a) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement basis (or the unpaid balance of the Indebtedness secured hereby if replacement cost coverage is not


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available for the type of building insured); or (b) the maximum insurance available under the appropriate National Flood Insurance Program.

                    (ii) Comprehensive public liability insurance, including broad form property damage, blanket contractual and personal injuries (including death resulting therefrom) coverages and containing minimum limits per occurrence of $1,000,000 and $2,000,000 in the aggregate for any policy year. In addition, at least $5,000,000 excess and/or umbrella liability insurance shall be obtained and maintained for any and all claims, including all legal liability imposed upon Mortgagor and all court costs and attorneys' fee incurred in connection with the ownership, operation and maintenance of the Mortgaged Property.

                    (iii) During any period of repair or restoration, builder's "all risk" insurance in an amount equal to not less than the full insurable value of the Improvement being renovated, restored or reconstructed insuring against such risks (including, without limitation, fire and extended coverage and collapse of the Improvements to agreed limits) as Mortgagee may request, in form and substance acceptable to Mortgagee.

                    (iv) Such other insurance as may be customary for properties of the same type as the Mortgaged Property in the geographic area in which the Mortgaged Property is located and as may from time to time be reasonably required by Mortgagee in order to protect its interests.

               (c) All policies of insurance (the "Policies") required pursuant to this paragraph: (i) shall be issued by companies approved by Mortgagee and licensed to do business in the state where the Mortgaged Property is located, with a claims paying ability rating of AA or better by Standard & Poor's Rating Services; (ii) shall name Mortgagee and its successors and/or assigns as their interest may appear as the beneficiary/mortgagee; (iii) shall contain a non-contributory standard mortgagee clause and a Mortgagee's loss payable endorsement or their equivalents, naming Mortgagee as the person to which all payments made by such insurance company shall be paid; (iv) shall contain a waiver of subrogation against Mortgagee; (v) shall be maintained throughout the Term without cost to Mortgagee; (vi) shall be assigned and the originals delivered to Mortgagee; (vii) shall contain such provisions as Mortgagee deems reasonably necessary or desirable to protect its interest including, without limitation, endorsements providing that neither Mortgagor, Mortgagee nor any other party shall be a co-insurer under said Policies and that Mortgagee shall receive at least thirty (30) days prior written notice of any modification, reduction or cancellation; and (viii) shall be satisfactory in form and substance to Mortgagee and shall be approved by Mortgagee as to amounts, form, risk coverage, deductibles, loss payees and insureds. Mortgagor shall pay the premiums for such Policies (the "Insurance Premiums") as the same become due and payable and shall furnish to Mortgagee evidence of the renewal of each of the Policies with receipts for the payment of the Insurance Premiums or other evidence of such payment reasonably satisfactory to Mortgagee. If Mortgagor does not furnish such evidence and receipts at least thirty (30) days prior to the expiration of any expiring Policy, then Mortgagee may procure, but shall not be obligated to procure, such insurance and pay the Insurance Premiums therefor, and Mortgagor agrees to reimburse Mortgagee for the cost of such Insurance Premiums promptly on demand. Within thirty (30) days after request by Mortgagee, Mortgagor shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Mortgagee, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices.

          4. Casualty.

               (a) If the Mortgaged Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (an "Insured Casualty"), Mortgagor shall give prompt notice thereof to Mortgagee. Following the occurrence of an Insured Casualty, Mortgagor, regardless of whether insurance proceeds are available, shall promptly proceed to restore, repair, replace or rebuild the same to be of at least equal value and of substantially the same character as prior to such damage or destruction, all to be effected in accordance with applicable law. The expenses incurred by Mortgagee in the adjustment and collection of insurance proceeds shall become part of the Secured Indebtedness and be secured hereby and shall be reimbursed by Mortgagor to Mortgagee upon demand.

               (b) In case of loss or damages covered by any of the Policies, the following provisions shall apply:


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                    (i) In the event of an Insured Casualty that does not exceed
$500,000, Mortgagor may settle and adjust any claim without the consent of Mortgagee and agree with the insurance company or companies on the amount to be paid upon the loss; provided that such adjustment is carried out in a competent and timely manner. In such case, Mortgagor is hereby authorized to collect and receipt for any such insurance proceeds.

                    (ii) In the event an Insured Casualty shall exceed $500,000, then and in that event, Mortgagee may settle and adjust any claim without the consent of Mortgagor and agree with the insurance company or companies on the amount to be paid on the loss and the proceeds of any such policy shall be due and payable solely to Mortgagee and held in escrow by Mortgagee in accordance with the terms of this Mortgage.

                    (iii) In the event of an Insured Casualty where the loss is in an aggregate amount less than $500,000 and if, in the reasonable judgment of Mortgagee, the Mortgaged Property can be restored within six (6) months and prior to the maturity of the Notes to an economic unit not materially less valuable and not less useful than the same was prior to the Insured Casualty, and after such restoration will adequately secure the outstanding balance of the Indebtedness, then, if no Event of Default (as hereinafter defined) shall have occurred and be then continuing, the proceeds of insurance (after reimbursement of any expenses incurred by Mortgagee) shall be applied towards the cost of restoring, repairing, replacing or rebuilding the Mortgaged Property or part thereof subject to the Insured Casualty, in the manner set forth below. Mortgagor hereby covenants and agrees to commence and diligently to prosecute such restoring, repairing, replacing or rebuilding; provided always, that Mortgagor shall pay all costs (and if required by Mortgagee, Mortgagor shall deposit the total thereof with Mortgagee in advance) of such restoring, repairing, replacing or rebuilding in excess of the net proceeds of insurance made available pursuant to the terms hereof.

                    (iv) Except as provided above in clauses (ii) and (iii) of this Paragraph 4, the proceeds of insurance collected upon any Insured Casualty shall, at the option of Mortgagee in its sole discretion, be applied to the payment of the Indebtedness or applied to reimburse Mortgagor for the cost of restoring, repairing, replacing or rebuilding the Mortgaged Property or part thereof subject to the Insured Casualty, in the manner set forth below.

                    (v) In the event Mortgagor is entitled to reimbursement out of insurance proceeds held by Mortgagee, such proceeds shall be disbursed from time to time upon Mortgagee being furnished with (1) evidence satisfactory to it of the estimated cost of completion of the restoration, repair, replacement and rebuilding, (2) funds or, at Mortgagee's option, assurances satisfactory to Mortgagee that such funds are available, sufficient in addition to the proceeds of insurance to complete the proposed restoration, repair, replacement and rebuilding, and (3) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other reasonable evidences of cost, payment and performance as Mortgagee may reasonably require and approve. Mortgagee may, in any event, require that all plans and specifications for such restoration, repair, replacement and rebuilding be submitted to and approved by Mortgagee prior to commencement of work. No payment made prior to the final completion of the restoration, repair, replacement and rebuilding shall exceed ninety percent (90%) of the value of the work performed from time to time; funds other than proceeds of insurance shall be disbursed prior to disbursement of such proceeds; and at all times, the undisbursed balance of such proceeds remaining in the hands of Mortgagee, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Mortgagee by or on behalf of Mortgagor for that purpose, shall be at least sufficient, in the reasonable judgment of Mortgagee, to pay for the cost of completion of the restoration, repair, replacement or rebuilding, free and clear of all liens or claims for lien. Any surplus which may remain out of insurance proceeds held by Mortgagee after payment of such costs of restoration, repair, replacement or rebuilding shall be paid to Oneida.

          5. Representations. Mortgagor hereby represents and warrants to Mortgagee as follows:

               (a) This Mortgage is in all respects a valid and legally binding obligation of Mortgagor, enforceable in accordance with its terms.

               (b) The execution and delivery of this Mortgage and the performance and observance by Mortgagor of its obligations hereunder will not contravene or result in a breach of (i) Mortgagor's


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certificate of incorporation or by-laws, (ii) any governmental requirements,
(iii) any decree or judgement binding on Mortgagor, or (iv) any agreement or instrument binding on Mortgagor or any of its properties, nor will the same result in the creation of any lien or security interest under any such agreement or instrument.

               (c) All utility services necessary and sufficient for the construction, development and operation of the Mortgaged Property for its intended purposes are presently available to the Premises through dedicated public rights of way or through perpetual private easements, approved by Mortgagee, with respect to which the Mortgage creates a valid, binding and enforceable lien, including, but not limited to, water supply, storm and sanitary sewer, gas, electric and telephone facilities, and drainage.

               (d) Neither the Mortgaged Property nor any portion thereof is now damaged or injured as result of any fire, explosion, accident, flood or other casualty or has been the subject of any taking, and, to the knowledge of Mortgagor, no taking is pending or contemplated.

               (e) All federal, state and other tax returns of Mortgagor with respect to the Mortgaged Property required by law to be filed have been filed; all federal, state and other taxes, assessments and other governmental charges upon Mortgagor with respect to the Mortgaged Property which are due and payable have been paid; and Mortgagor has set aside on its books provisions reasonably adequate for the payment of all such taxes for periods subsequent to the periods for which such returns have been filed.

               (f) Mortgagor has made no contract or arrangement of any kind or type whatsoever (whether oral or written, formal or informal), the performance of which by the other party thereto could give rise to a lien or encumbrance on the Mortgaged Property, except for contracts (all of which have been disclosed in writing to Mortgagee) made by Mortgagor with parties who have executed and delivered lien waivers to Mortgagor, and which, in the opinion of Mortgagee's counsel, will not create rights in existing or future lien claimants which may be superior to the lien of the Mortgage.

               (g) The rights of way for all roads necessary for the full utilization of the Mortgaged Property for their intended purposes have either been acquired by the Mortgagor, the appropriate governmental authority or have been dedicated to public use and accepted by such governmental authority, and all such roads shall have been completed, or all necessary steps shall have been taken by Mortgagor and such governmental authority to assure the complete construction and installation thereof prior to the date upon which access to the Mortgaged Property via such roads will be necessary. All curb cuts, driveway permits and traffic signals necessary for access to the Mortgaged Property after completion of the Improvements are existing or have been fully approved by the appropriate governmental authority.

               (h) No Event of Default (hereinbelow defined) exists and no event which but for the passage of time, the giving of notice or both would constitute an Event of Default has occurred.

               (i) The Permitted Exceptions do not and will not materially and adversely affect (1) the ability of Mortgagor to pay in full the principal and interest on the Notes in a timely manner or (2) the use of the Mortgaged Property for the use currently being made thereof, the operation of the Mortgaged Property as currently being operated or the value of the Mortgaged Property.

               (j) Upon the execution by Mortgagor and the recording of this Mortgage, and upon the execution and filing of UCC-1 financing statements or amendments thereto, Mortgagee will have a valid first lien on the Mortgaged Property and a valid security interest in the Equipment subject to no liens, charges or encumbrances other than the Permitted Exceptions.

               (k) Mortgagor (1) has not executed the Notes, this Mortgage, or any other Transaction Document with the actual intent to hinder, delay, or defraud any creditor and (2) has received reasonably equivalent value in exchange for its obligations under the Notes, this Mortgage, and the Transaction Documents. The fair saleable value of Mortgagor's assets exceed and will, immediately following the execution and delivery of this Mortgage, exceed Mortgagor's total liabilities, including, without limitation, subordinated, unliquidated, disputed or contingent liabilities. The fair saleable value of Mortgagor's assets is and will, immediately following


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the execution and delivery of this Mortgage, be greater than Mortgagor's probable liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. Mortgagor's assets do not and, immediately following the execution and delivery of this Mortgage will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Mortgagor does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Mortgagor).

               (l) Mortgagor has full power, authority and right to execute, deliver and perform its obligations pursuant to this Mortgage, and to deed, mortgage, give, grant, bargain, sell, alien, convey, confirm, warrant, pledge, hypothecate and assign the Mortgaged Property pursuant to the terms hereof and to keep and observe all of the terms of this Mortgage on Mortgagor's part to be performed.

               (m) Mortgagor is not a "foreign person" within the meaning of
Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended and the related Treasury Department regulations, including temporary regulations.

          6. Appointment of Receiver. In any action to foreclose this Mortgage, Mortgagee shall be entitled, without notice and as a matter of right and without regard to the adequacy of any security of the indebtedness or the solvency of Mortgagor, upon application to any court having jurisdiction, to the appointment of a receiver of the rents, income and profits of the Mortgaged Property. If an Event of Default occurs under this Mortgage, Mortgagor, upon demand of Mortgagee, shall surrender the possession of, and it shall be lawful for Mortgagee, by such officer or agent as it may appoint, to take possession of, all or any part of the Mortgaged Property together with the books, papers, and accounts of Mortgagor pertaining thereto, and to hold, operate and manage the same, and from time to time to make all needed repairs and improvements as Mortgagee shall deem wise; and, if Mortgagee deems it necessary or desirable, to complete construction and equipping of any Improvements and in the course of such construction or equipping to make such changes to the same as it may deem desirable; and Mortgagee may sell the Mortgaged Property or any part thereof, or institute proceedings for the complete or partial foreclosure of the lien of this Mortgage on the Mortgaged Property, or lease the Premises or any part thereof in the name and for the account of Mortgagor or Mortgagee and collect, receive and sequester the rents, revenues, earnings, income, products and profits therefrom, and out of the same and any other monies received hereunder pay or provide for the payment of, all proper costs and expenses of taking, holding, leasing, selling and managing the same, including reasonable compensation to Mortgagee, its agents and counsel, and any charges of Mortgagee hereunder, and any taxes and other charges prior to the lien of this Mortgage which Mortgagee may deem it wise to pay. The Receiver shall also be authorized to collect from Mortgagor, and Mortgagor agrees to pay, the fair rental value of Mortgagor's use and occupancy of the Mortgaged Property.

          7. Payment of Real Estate Taxes. Mortgagor shall pay all taxes, assessments, sewer rents or water rates or sums due under any payment in lieu of tax agreement ("Pilot Agreement") and in default thereof, Mortgagee may pay the same. In the event that Mortgagee shall pay any such tax, assessment, sewer rent, water rate or sums due under any Pilot Agreement, Mortgagee shall have the right, among other rights, to declare the amount so paid with interest thereon immediately due and payable, and upon default of Mortgagor in paying any such amount with interest thereon, Mortgagee shall have the right, subject to the limitations contained in the definition of Secured Indebtedness hereinabove set forth, to foreclose for such amount as well as any amounts due under the Notes.

               In the event that Oneida should fail to pay any sum Mortgagor has agreed to pay pursuant to this covenant for a period in excess of sixty (60) days after the same is due and payable, in addition to any other remedies available to Mortgagee hereunder, Mortgagee may, at its option, require that Mortgagor deposit with Mortgagee, monthly, one-twelfth (1/12th) of the annual charges for taxes and any other sums Mortgagor is obligated to pay pursuant to this covenant and Mortgagor shall make such deposits with Mortgagee. Mortgagor shall simultaneously therewith deposit with Mortgagee a sum of money which together with the monthly installments aforementioned will be sufficient to make payment of all sums required to be paid hereunder at least thirty (30) days prior to the due date of such payments, it being understood that Mortgagee shall calculate the amount of such deposits and notify Mortgagor of the sum due. Should an Event of Default (hereinbelow defined) occur, the funds deposited with Mortgagee pursuant to this provision may be applied in payment of the charges for which said funds shall have been deposited or to the payment of any other sums secured by this Mortgage as Mortgagee sees fit.

          8. Payment of Mortgage Taxes. Mortgagor shall pay all taxes, if any, imposed pursuant to Article 11 of the New York Tax Law or any other statute, order or regulation, whether said tax is imposed at the time of recording or subsequent thereto. This obligation shall survive the satisfaction or other termination of this Mortgage.

          9. Sale in One Parcel. In the event of a foreclosure of this Mortgage or any mortgage at any time consolidated with this Mortgage, Mortgagor agrees that Mortgagee shall be entitled to a judgment directing the referee appointed in the foreclosure proceeding to sell all of the parcels constituting the Mortgaged Property at one foreclosure sale, either as a group or separately and that the Mortgagor expressly waives any right that it may now have or hereafter acquire to (i) request or require that the parcels be sold separately or (ii) request, if Mortgagee has elected to sell parcels separately, that there be a determination of any deficiency amount after any such separate sale or otherwise require a calculation of whether said parcel or parcels separately sold were conveyed for their "fair market value".

          10. Condemnation. (a) Mortgagor shall promptly give Mortgagee written notice of the actual or threatened commencement of any condemnation or eminent domain proceeding (a "Condemnation") and shall deliver to Mortgagee copies of any and all papers served in connection with such Condemnation. Following the occurrence of a Condemnation, Mortgagor, regardless of whether an Award (hereinafter defined) is available, shall promptly proceed to restore, repair, replace or rebuild the same to the extent practicable to be of at least equal value and of substantially the same character as prior to such Condemnation, all to be effected in accordance with applicable law.

               (b) Mortgagee is hereby irrevocably appointed as Mortgagor's attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any award or payment ("Award") for any taking accomplished through a Condemnation (a "Taking") and to make any compromise or settlement in connection with such Condemnation, subject to the provisions of this Mortgage. Notwithstanding any Taking by any public or quasi-public authority (including, without limitation, any transfer made in lieu of or in anticipation of such a Taking), Mortgagor shall continue to pay the Indebtedness at the time and in the manner provided for in the Notes, and the Indebtedness shall not be reduced unless and until any Award shall have been actually received and applied by Mortgagee to expenses of collecting the Award and by Secured Parties to the discharge of the Indebtedness. Mortgagor shall cause any Award that is payable to Mortgagor to be paid directly to Mortgagee.

          11. Maintenance and Use of Mortgaged Property. Mortgagor shall cause the Mortgaged Property to be maintained in a good and safe condition and repair. The Improvements and the Equipment shall not be removed, demolished or materially altered (except for normal replacement of the Equipment in the ordinary course of business) without the consent of Mortgagee. Mortgagor shall promptly comply with all laws, orders and ordinances affecting the Mortgaged Property, or its use of the Mortgaged Property. Mortgagor shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Mortgaged Property or any part thereof. If under applicable zoning provisions the use of all or any portion of the Mortgaged Property is or shall become a nonconforming use, Mortgagor will not cause or permit such nonconforming use to be discontinued or abandoned without the express written consent of Mortgagor. Mortgagor shall not (i) change the use of the Mortgaged Property, (ii) permit or suffer to occur any waste on or to the Mortgaged Property or to any portion thereof or (iii) take any steps whatsoever to convert the Mortgaged Property, or any portion thereof, to a condominium or cooperative form of management. Mortgagor will not install or permit to be installed on the Premises any underground storage tank.

          12. Transfer or Encumbrance of the Mortgaged Property.

               (a) Mortgagor shall not, without the prior written consent of Mortgagee, sell, convey, alienate, mortgage, encumber, pledge or otherwise transfer the Mortgaged Property or any part thereof, or


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

permit the Mortgaged Property or any part thereof to be sold, conveyed, alienated, mortgaged, encumbered, pledged or otherwise transferred.

               (b) A sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer within the meaning of this Paragraph 12 shall be deemed to include
(i) an installment sales agreement wherein Mortgagor agrees to sell the Mortgaged Property or any part thereof for a price to be paid in installments;
(ii) an agreement by Mortgagor leasing all or a substantial part of the Mortgaged Property; and (iii) a sale, assignment or other transfer of, or the grant of a security interest in, Mortgagor's right, title and interest in and to any leases or any rents.

               (c) Mortgagee shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Indebtedness immediately due and payable upon Mortgagor's sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property without Mortgagee's consent. This provision shall apply to every sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property regardless of whether voluntary or not, or whether or not Mortgagee has consented to any previous sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property.

               (d) Mortgagee's consent to one sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property shall not be deemed to be a waiver of Mortgagee's right to require such consent to any future occurrence of same. Any sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property made in contravention of this paragraph shall be null and void and of no force and effect.

               (e) Mortgagee may withhold its consent in its sole discretion.

          13. Books and Records. Mortgagor shall keep and maintain at all times at Mortgagor's address stated in this Mortgage, or such other place as Mortgagee may approve in writing, complete and accurate books of accounts and records adequate to reflect correctly the results of the operation of the Mortgaged Property and copies of all written contracts, leases and other instruments which affect the Mortgaged Property. Such books, records, contracts, leases and other instruments shall be subject to examination and inspection at any reasonable time by Mortgagee, at Mortgagee's expense upon five (5) days prior notice, at Mortgagor's office.

          14. Estoppel Certificates and No Default Affidavits. After request by Mortgagee, Mortgagor shall within ten (10) days furnish Mortgagee with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Notes, (ii) the unpaid principal amount of the Notes, (iii) the rate of interest of the Notes, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Indebtedness, if any, (vi) that the Notes, this Mortgage and the other Transaction Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification; and
(vii) reaffirming all representations and warranties of Mortgagor set forth herein and in the other Transaction Documents as of the date requested by Mortgagee or, to the extent of any changes to any such representations and warranties, so stating such changes.

          15. Usury. It is expressly stipulated and agreed to be the intent of Mortgagor, and Mortgagee at all times to comply with applicable state usury law or applicable United States federal usury law (to the extent that it permits Mortgagee to contract for, charge, take, reserve, or receive a greater amount of interest than under state law). If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under the Notes or under any of the other Transaction Documents, or contracted for, charged, taken, reserved, or received with respect to the Indebtedness, or if Secured Parties' exercise of the option to accelerate the maturity of the Notes, or if any prepayment by Mortgagor results in Mortgagor having paid any interest in excess of that permitted by applicable law, then it is Mortgagor's and Mortgagee's express intent that all excess amounts theretofore collected shall be credited on the principal balance of the Notes and all other Indebtedness (or, if the Notes and all other Indebtedness have been or would thereby be paid in full, refunded to Mortgagor), and the provisions of the Notes and the other Transaction Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new


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

documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder.

          16. Performance of Other Agreements. Mortgagor shall observe and perform each and every term to be observed or performed by Mortgagor pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Mortgaged Property.

          17. Further Acts, Etc. Mortgagor will, at the cost of Mortgagor, and without expense to Mortgagee, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, Uniform Commercial Code financing statements or continuation statements, transfers and assurances as Mortgagee shall, from time to time, require, for the better assuring, conveying, assigning, transferring, and confirming unto Mortgagee the property and rights hereby deeded, mortgaged, given, granted, bargained, sold, alienated, conveyed, confirmed, pledged, assigned and hypothecated or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage or for filing, registering or recording this Mortgage. Mortgagor, on demand, will execute and deliver and hereby authorizes Mortgagee to execute in the name of Mortgagor or without the signature of Mortgagor to the extent Mortgagee may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence more effectively the security interest of Mortgagee in the Mortgaged Property. Upon foreclosure, the appointment of a receiver or any other relevant action, Mortgagor will, at the cost of Mortgagor and without expense to Mortgagee, cooperate fully and completely to effect the assignment or transfer of any license, permit, agreement or any other right necessary or useful to the operation of or the Mortgaged Property. Mortgagor grants to Mortgagee an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Mortgagee at law and in equity, including, without limitation, such rights and remedies available to Mortgagee pursuant to this paragraph.

          18. Recording of Mortgage, Etc. Mortgagor forthwith upon the execution and delivery of this Mortgage and thereafter, from time to time, will cause this Mortgage, and any security instrument creating a lien or security interest or evidencing the lien hereof upon the Mortgaged Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien or security interest hereof upon, and the interest of Mortgagee in, the Mortgaged Property. Mortgagor will pay all filing, registration or recording fees, and all expenses incident to the preparation, execution and acknowledgment of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property and any instrument of further assurance, and all federal, state, county and municipal, taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property or any instrument of further assurance, except where prohibited by law so to do. Mortgagor shall hold harmless and indemnify Mortgagee, its successors and assigns, against any liability incurred by reason of the imposition of any tax on the making and recording of this Mortgage.

          19. Reporting Requirements. Mortgagor agrees to give prompt notice to Mortgagee of the insolvency or bankruptcy filing of Mortgagor or the insolvency or bankruptcy filing of any guarantor of the Indebtedness.

          20. Events of Default. The Indebtedness under the Notes shall become immediately due and payable at the option of Mortgagee upon the happening of any one or more of the following events of default (each an "Event of Default"):

               (a) an Event of Default shall have occurred under any of the Notes or under any Transaction Document;

               (b) if any of the taxes or other charges are not paid when the same are due and payable;


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

               (c) if the Insurance Policies are not kept in full force and effect, or if the Insurance Policies are not delivered to Mortgagee upon request;

               (d) if Mortgagor transfers or encumbers any portion of the Mortgaged Property without Mortgagee's prior written consent;

               (e) if any representation or warranty of Mortgagor made herein or in any certificate, report, or other instrument or document furnished to Mortgagor hereunder shall have been false or misleading in any material respect when made;

               (f) if Mortgagor shall be in default under any other mortgage or security agreement covering any part of the Mortgaged Property whether it be superior or junior in lien to this Mortgage;

               (g) if the Mortgaged Property becomes subject to any mechanic's, materialman's or other lien and such lien is not removed of record within thirty
(30) days of the filing or recording of such lien (except a lien for local real estate taxes and assessments not then due and payable);

               (h) if Mortgagor fails to cure properly any violations of laws or ordinances affecting or which may be interpreted to affect the Mortgaged Property within thirty (30) days after Oneida first receives notice of any such violations;

               (i) except as expressly permitted in this Mortgage, the alteration, improvement, demolition or removal of any of the Improvements without the prior consent of Mortgagee;

               (j) if Mortgagor fails to cure a default under any other term, covenant or provision of this Mortgage within thirty (30) days after Mortgagee gives notice of any such default; or

               (k) an Event of Default shall have occurred under any other mortgage given by the Mortgagor to the Mortgagee.

          21. Right To Cure Defaults. Upon the occurrence of any Event of Default or if Mortgagor fails to make any payment (including, without limitation, any required payments for taxes, insurance or to discharge any liens with respect to the Property) or to do any act as herein provided, Mortgagee may, but without any obligation to do so and without notice to or demand on Mortgagor and without releasing Mortgagor from any obligation hereunder, make or do the same in such manner and to such extent as Mortgagee may deem necessary to protect the security hereof. Mortgagee is authorized to enter upon the Mortgaged Property for such purposes or appear in, defend, or bring any action or proceeding to protect its interest in the Mortgaged Property or to foreclose this Mortgage, and the cost and expense thereof (including reasonable attorneys' fees and disbursements to the extent permitted by law), with interest at the highest rate provided in the Notes for the period after notice from Mortgagee that such cost or expense was incurred to the date of payment, shall constitute a portion of the Indebtedness, subject to the limitations contained in the definition of Secured Indebtedness hereabove set forth, shall be secured by this Mortgage and shall be due and payable upon demand.

          22. Additional Remedies.

               (a) Upon the occurrence of any Event of Default, Mortgagee may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Mortgaged Property by Mortgagee itself or otherwise, and Mortgagee and the Secured Parties may take the following additional actions, each of which may be pursued concurrently or otherwise, at such time and in such order as they may determine, in their sole discretion, without impairing or otherwise affecting their other rights and remedies:

                    (i) declare the entire Indebtedness to be immediately due and payable;


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

                    (ii) institute a proceeding or proceedings, judicial or nonjudicial, by advertisement or otherwise, for the complete foreclosure of this Mortgage in which case the Mortgaged Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner, reserving Mortgagee's right to seek a deficiency judgment against Mortgagor;

                    (iii) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Mortgage for the portion of the Indebtedness then due and payable, subject to the continuing lien of this Mortgage for the balance of the Indebtedness not then due;

                    (iv) sell for cash or upon credit the Mortgaged Property or any part thereof and all estate, claim, demand, right, title and interest of Mortgagor therein and rights of redemption thereof, pursuant to the power of sale contained herein or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

                    (v) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, or in any of the other Transaction Documents;

                    (vi) recover judgment on the Notes either before, during or after any proceedings for the enforcement of this Mortgage;

                    (vii) apply for the appointment of a trustee, receiver, liquidator or conservator of the Mortgaged Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of Mortgagor, any Guarantor or of any person, firm or other entity liable for the payment of the Debt;

                    (viii) sell all or any portion of the Mortgaged Property pursuant to Article 14 of New York's Real Property Actions and Proceedings Law; and

                    (ix) pursue such other rights and remedies as may be available at law or in equity or under the Uniform Commercial Code including without limitation the right to receive Rents and any other receivables or rights to payments of Mortgagor relating to the Mortgaged Property.

In the event of a sale, by foreclosure or otherwise, of less than all of the Mortgaged Property, this Mortgage shall continue as a lien on the remaining portion of the Mortgaged Property.

               (b) The proceeds of any sale made under or by virtue of this paragraph, together with any other sums which then may be held by Mortgagee under this Mortgage, whether under the provisions of this paragraph or otherwise, shall be applied by Mortgagee to the payment of the Indebtedness in the manner set forth in the Collateral Agent Agreement.

               (c) Mortgagee may adjourn from time to time any sale by it to be made under or by virtue of this Mortgage by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

               (d) Upon the completion of any sale or sales pursuant hereto, Mortgagee, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Mortgagee is hereby irrevocably appointed the true and lawful attorney of Mortgagor, in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Mortgaged Property and rights so sold and for that purpose Mortgagee may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, Mortgagor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Any sale or sales made under or by virtue of this paragraph, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Mortgagor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Mortgagor and against any and all persons claiming or who may claim the same, or any part thereof from, through or under Mortgagor.

               (e) Upon any sale made under or by virtue of this paragraph, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Indebtedness the net sales price after deducting therefrom the expenses of the sale and costs of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage.

               (f) No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect in any manner or to any extent the lien of this Mortgage upon the Mortgaged Property or any part thereof, or any liens, rights, powers or remedies of Mortgagee hereunder, but such liens, rights, powers and remedies of Mortgagee shall continue unimpaired as before.

               (g) Mortgagee may terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided in this paragraph at any time before the conclusion thereof, as determined in Mortgagee's sole discretion and without prejudice to Mortgagee.

               (h) Mortgagee and the Secured Parties may resort to any remedies and the security given by the Notes, this Mortgage or the Transaction Documents in whole or in part, and in such portions and in such order as determined by their sole discretion. No such action shall in any way be considered a waiver of any rights, benefits or remedies evidenced or provided by the Notes, this Mortgage or any of the other Transaction Documents. The failure to exercise any right, remedy or option provided in the Notes, this Mortgage or any of the other Transaction Documents shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation secured by the Notes, this Mortgage or the other Transaction Documents. No acceptance by Secured Parties of any payment after the occurrence of any Event of Default and no payment by Mortgagee of any obligation for which Mortgagor is liable hereunder shall be deemed to waive or cure any Event of Default with respect to Mortgagor, or Mortgagor's liability to pay such obligation. No sale of all or any portion of the Mortgaged Property, no forbearance on the part of Mortgagee, and no extension of time for the payment of the whole or any portion of the Indebtedness or any other indulgence given by Mortgagee to Mortgagor, shall operate to release or in any manner affect the interest of Mortgagee in the remaining Mortgaged Property or the liability of Mortgagor to pay the Indebtedness. No waiver by Mortgagee shall be effective unless it is in writing and then only to the extent specifically stated. All costs and expenses of Mortgagee in exercising the rights and remedies under this Paragraph 22 (including reasonable attorneys' fees and disbursements to the extent permitted by law), shall be paid by Mortgagor immediately upon notice from Mortgagee, with interest at the highest rate provided in any of the Notes for the period after notice from Mortgagee and, subject to the limitations contained in the definition of Secured Indebtedness hereabove set forth, such costs and expenses shall constitute a portion of the Indebtedness and shall be secured by this Mortgage.

               (i) The interests and rights of Mortgagee under this Mortgage or in any of the other Transaction Documents shall not be impaired by any indulgence, including (i) any renewal, extension or modification which any Secured Party may grant with respect to any of the Indebtedness, (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Mortgagee may grant with respect to the Mortgaged Property or any portion thereof; or (iii) any release or indulgence granted to any maker, endorser, guarantor or surety of any of the Indebtedness.

               (j) The rights and remedies herein afforded to Mortgagee and the Secured Parties shall be cumulative and supplementary to and not exclusive of any other rights and remedies afforded the Mortgagee and Secured Parties.

          23. Right of Entry. In addition to any other rights or remedies granted under this Mortgage, Mortgagee, and its agents, during the Term, shall have the right to enter and inspect the Mortgaged Property during normal business hours. The cost of such inspections or audits shall be borne by Mortgagor, including the cost of all follow up or additional investigations or inquiries deemed reasonably necessary by Mortgagee. The cost of such inspections, if not paid for by Mortgagor following demand, shall bear interest thereafter until paid at the highest rate set forth in any of the Notes.

          24. Security Agreement.

               (a) This Mortgage is both a real property mortgage and a "security agreement" within the meaning of the Uniform Commercial Code. The Mortgaged Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Mortgagor in the Mortgaged Property. Mortgagor, by executing and delivering this Mortgage, has granted and hereby grants to Mortgagee, as security for the Indebtedness, a security interest in the Mortgaged Property to the full extent that the Mortgaged Property may be subject to the Uniform Commercial Code (said portion of the Mortgaged Property so subject to the Uniform Commercial Code being called in this paragraph the "Collateral"). This Mortgage shall also constitute a "fixture filing" for the purposes of the Uniform Commercial Code. As such, this Mortgage covers all items of the Collateral that are or are to become fixtures. Information concerning the security interest herein granted may be obtained from the parties at the addresses of the parties set forth in the first paragraph of this Mortgage.

               (b) If an Event of Default shall occur, Mortgagee, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Mortgagee may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Mortgagee, Mortgagor shall at its expense assemble the Collateral and make it available to Mortgagee at a convenient place acceptable to Mortgagee. Mortgagor shall pay to Mortgagee on demand any and all expenses, including attorneys' fees and disbursements, incurred or paid by Mortgagee in protecting the interest in the Collateral and in enforcing the rights hereunder with respect to the Collateral. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Collateral sent to Mortgagor in accordance with the provisions hereof at least ten (10) days prior to such action, shall constitute commercially reasonable notice to Mortgagor. The proceeds of any disposition of the Collateral, or any part thereof, shall be applied by Mortgagee to the payment of the Indebtedness in such manner as may be provided in the Collateral Agency Agreement. In the event of any change in name, identity or structure of any Mortgagor, such Mortgagor shall notify Mortgagee thereof and promptly after request shall file and record such Uniform Commercial Code forms as are necessary to maintain the priority of Mortgagee's lien upon and security interest in the Collateral, and Mortgagor shall pay all expenses and fees in connection with the filing and recording thereof. If Mortgagee shall require the filing or recording of additional Uniform Commercial Code forms or continuation statements, Mortgagor shall, at Mortgagor's expense, promptly after request, file and record such Uniform Commercial Code forms or continuation statements as Mortgagee shall deem necessary, and Mortgagor shall pay all expenses and fees in connection with the filing and recording thereof. Mortgagor hereby irrevocably appoints Mortgagee as its attorney-in-fact, coupled with an interest, to file with the appropriate public office on its behalf any financing or other statements signed only by Mortgagee, as secured party, in connection with the Collateral covered by this Mortgage.

          25. Waiver of Setoff and Counterclaim. All amounts due under this Mortgage, the Notes and the other Transaction Documents shall be payable without setoff, counterclaim or any deduction whatsoever. Mortgagor hereby waives the right to assert a setoff, counterclaim (other than a mandatory or compulsory counterclaim) or deduction in any action or proceeding in which Mortgagee is a participant, or arising out of or in any way connected with this Mortgage, the Notes, any of the other Transaction Documents or the Indebtedness.

          26. Recovery of Sums Required to be Paid. The Secured Parties shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Indebtedness as the same become due, without regard to whether or not the balance of the Indebtedness shall be due, and without prejudice to the right of Mortgagee thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Mortgagor existing at the time such earlier action was commenced.

          27. Marshalling and Other Matters. Mortgagor hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Mortgaged Property or any part thereof or any interest therein. Further, Mortgagor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Mortgage on behalf of Mortgagor, and on behalf of each and every person acquiring any interest in or title to the Mortgaged Property subsequent to the date of this Mortgage and on behalf of all persons to the extent permitted by applicable law.

          28. Hazardous Substances. Mortgagor hereby represents and warrants to Mortgagee that, to the best of Mortgagor's knowledge, after due inquiry and investigation except as disclosed on Exhibit B annexed hereto: (a) the Mortgaged Property is not in direct or indirect violation of any local, state, federal or other governmental authority, statute, ordinance, code, order, decree, law, rule or regulation pertaining to or imposing liability or standards of conduct concerning environmental regulation, contamination or clean-up including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), the Resource Conservation and Recovery Act, as amended ("RCRA"), the Emergency Planning and Community Right-to-Know Act of 1986, as amended, the Hazardous Substances Transportation Act, as amended, the Solid Waste Disposal Act, as amended, the Clean Water Act, as amended, the Clean Air Act, as amended, the Toxic Substance Control Act, as amended, the Safe Drinking Water Act, as amended, the Occupational Safety and Health Act, as amended, New York's Navigation Law, and any state super-lien and environmental clean-up statutes and all rules and regulations adopted in respect to the foregoing laws whether presently in force or coming into being and/or effectiveness hereafter (collectively, "Environmental Laws"); (b) the Mortgaged Property is not subject to any private or governmental lien or judicial or administrative notice or action or inquiry, investigation or claim relating to hazardous and/or toxic, dangerous and/or regulated, substances, wastes, materials, raw materials which include hazardous constituents, pollutants or contaminants including without limitation, petroleum, tremolite, anthlophylie, actinolite or polychlorinated biphenyls and any other substances or materials which are included under or regulated by Environmental Laws or which are considered by scientific opinion to be otherwise dangerous in terms of the health, safety and welfare of humans (collectively, "Hazardous Substances"); (c) no Hazardous Substances are or have been (including the period prior to Mortgagor's acquisition of the Mortgaged Property) discharged, generated, treated, disposed of or stored on, incorporated in, or removed or transported from the Mortgaged Property other than in compliance with all Environmental Laws and other than releases of Hazardous Substances which have been remediated in compliance with applicable Environmental Laws; (d) no Hazardous Substances are present in, on or under any nearby real property which could migrate to or otherwise affect the Mortgaged Property; and (e) no underground storage tanks exist on any of the Mortgaged Property. So long as Mortgagor owns any interest in or is in possession of the Mortgaged Property, Mortgagor (i) shall keep or cause the Mortgaged Property to be kept free from Hazardous Substances and in compliance with all Environmental Laws, (ii) shall promptly notify Mortgagee if Mortgagor shall become aware of any Hazardous Substances on or near the Mortgaged Property and/or if Mortgagor shall become aware that the Mortgaged Property is in direct or indirect violation of any Environmental Laws and/or if Mortgagor shall become aware of any condition on or near the Mortgaged Property which shall pose a threat to the health, safety or welfare of humans, and (iii) Mortgagor shall remove such Hazardous Substances and/or cure such violations and/or remove such threats, as applicable, as required by law (or as shall be required by Mortgagor in the case of removal which is not required by law, but in response to the opinion of a licensed hydrogeologist, licensed environmental engineer or other qualified consultant engaged by Mortgagee ("Mortgagee's Consultant")), promptly after Mortgagor becomes aware of same, at Mortgagor's sole expense. Notwithstanding anything to the contrary in this paragraph, Mortgagor and/or tenants on the Mortgaged Property may use and store immaterial amounts of Hazardous Substances at the Mortgaged Property if such use or storage is in connection with the ordinary cleaning and maintenance of the Mortgaged Property so long as such use and storage does not violate any applicable Environmental Laws. Nothing herein shall prevent Mortgagor from recovering such expenses from any other party that may be liable for such removal or cure. The obligations and liabilities of Mortgagor under this Paragraph 28 shall survive any termination, satisfaction, or assignment of this Mortgage and the exercise by Mortgagee of any of its rights or remedies hereunder, including, without limitation, the acquisition of the Mortgaged Property by foreclosure or a conveyance in lieu of foreclosure.

          29. Asbestos. Mortgagor represents and warrants that, to the best of Mortgagor's knowledge, after due inquiry and investigation, no asbestos or any substance or material containing asbestos ("Asbestos") is located on the Mortgaged Property except as may have been disclosed on Exhibit B. Mortgagor shall not install in the Mortgaged Property, nor permit to be installed in the Mortgaged Property, Asbestos and shall remove any Asbestos promptly upon discovery to the satisfaction of Mortgagee, at Mortgagor's sole expense. Mortgagor shall in all instances comply with, and ensure compliance by all occupants of the Mortgaged Property with, all applicable federal, state and local laws, ordinances, rules and regulations with respect to Asbestos, and shall keep the Mortgaged Property free and clear of any liens imposed pursuant to such laws, ordinances, rules or regulations. In the event that Mortgagor receives any notice or advice from any governmental agency or any source whatsoever with respect to Asbestos on, affecting or installed on the Mortgaged Property, Mortgagor shall immediately notify Mortgagee. The obligations and liabilities of Mortgagor under this Paragraph 29 shall survive any termination, satisfaction, or assignment of this Mortgage and the exercise by Mortgagee of any of its rights or remedies hereunder, including but not limited to, the acquisition of the Mortgaged Property by foreclosure or a conveyance in lieu of foreclosure.

          30. Environmental Monitoring. Mortgagor shall give prompt written notices to Mortgagee of: (a) any proceeding or inquiry by any party with respect to the presence of any Hazardous Substance or Asbestos on, under, from or about the Mortgaged Property, (b) all claims made or threatened by any third party against Mortgagor or the Mortgaged Property relating to any loss or injury resulting from any Hazardous Substance or Asbestos, and (c) Mortgagor's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Mortgaged Property that could cause the Mortgaged Property to be subject to any investigation or cleanup pursuant to any Environmental Law. Mortgagor shall permit Mortgagee to join and participate in, as a party if it so elects, any legal proceedings or actions initiated with respect to the Mortgaged Property in connection with any Environmental Law or Hazardous Substance, and Mortgagor shall pay all attorneys' fees and disbursements incurred by Mortgagee in connection therewith. Upon Mortgagee's request, at any time after the occurrence of an Event of Default or at such other time Mortgagee has determined (in the exercise of its good faith judgment) that reasonable cause exists for the performance of an environmental inspection or audit of the Mortgaged Property, Mortgagor shall provide at Mortgagor's sole expense, (i) an inspection or audit of the Mortgaged Property prepared by a licensed hydrogeologist or licensed environmental engineer approved by Mortgagee indicating the presence or absence of Hazardous Substances on, in or near the Mortgaged Property, and (ii) an inspection or audit of the Mortgaged Property prepared by a duly qualified engineering or consulting firm approved by Mortgagee, indicating the presence or absence of Asbestos on the Mortgaged Property. If Mortgagor fails to provide such inspection or audit within thirty (30) days after such request Mortgagee may order same, and Mortgagor hereby grants to Mortgagee and its employees and agents access to the Mortgaged Property and a license to undertake such inspection or audit. The cost of such inspection or audit shall be paid by Mortgagor on demand and shall bear interest thereafter until paid at the highest rate provided in any of the Notes. In the event that any environmental site assessment report prepared in connection with such inspection or audit recommends that an operations and maintenance plan be implemented for Asbestos or any Hazardous Substance, Mortgagor shall cause such operations and maintenance plan to be prepared and implemented at Mortgagor's expense upon request of Mortgagee. In the event that any investigation, site monitoring, containment cleanup, removal, restoration, or other work of any kind is reasonably necessary or desirable under an applicable Environmental Law (the "Remedial Work"), Mortgagor shall commence and thereafter diligently prosecute to completion all such Remedial Work within thirty (30) days after written demand by Mortgagee for performance thereof (or any such shorter period of time as may be required under applicable law.) All Remedial Work shall be performed by contractors approved in advance by Mortgagee, and under the supervision of a consulting engineer approved by Mortgagee. All costs and expenses of such Remedial Work shall be paid by Mortgagor including, without limitation, Mortgagee's reasonable attorneys' fees and disbursements incurred in connection with monitoring or review of such Remedial Work. In the event Mortgagor shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, such Remedial Work, Mortgagee may, but shall not be required to, cause such Remedial Work to be performed, and all costs and expenses thereof, or incurred in connection therewith, shall be paid by Mortgagor on demand and shall bear interest thereafter until paid at the highest rate provided in any of the Notes.

          31. Indemnification. In addition to any other indemnifications provided herein or in the other Transaction Documents, Mortgagor shall protect, defend, indemnify and save harmless Mortgagee from and against all liabilities, obligations, claims, demands, damages, penalties, causes of action, losses, fines, costs and


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

expenses (including, without limitation, reasonable attorneys' fees and disbursements), imposed upon or incurred by or asserted against Mortgagee by reason of (a) this Mortgage, the Mortgaged Property or any interest therein or receipt of any Rents; (b) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Mortgaged Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) any use, nonuse or condition in, on or about the Mortgaged Property or any part thereof or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (d) any failure on the part of Mortgagor to perform or comply with any of the terms of this Mortgage; (e) performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof; (f) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Substance or Asbestos on, from, or affecting the Mortgaged Property; (g) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Substance or Asbestos; (h) any claim brought or threatened, settlement reached, or government order relating to such Hazardous Substance or Asbestos; (i) any violation of the Environmental Laws, which are based upon or in any way related to such Hazardous Substance or Asbestos including, without limitation, the costs and expenses of any Remedial Work, attorney and consultant fees and disbursements, investigation and laboratory fees, court costs, and litigation expenses; and (j) any representation or warranty made in the Notes, this Mortgage or any of the other Transaction Documents being false or misleading in any material respect as of the date such representation or warranty was made. Subject to the limitations contained in the definition of Secured Indebtedness hereinabove defined, any amounts payable to Mortgagee by reason of the application of this paragraph shall be secured by this Mortgage and shall become immediately due and payable and shall bear interest at the highest rate provided in any of the Notes from the date loss or damage is sustained by Mortgagee until paid. The obligations and liabilities of Mortgagor under this Paragraph 31 shall survive any termination, satisfaction, or assignment of this Mortgage and the exercise by Mortgagee of any of its rights or remedies hereunder, including, but not limited to, the acquisition of the Mortgaged Property by foreclosure or a conveyance in lieu of foreclosure.

          A waiver of subrogation shall be obtained by Mortgagor from its insurance carrier and, consequently, Mortgagor waives any and all right to claim or recover against Mortgagee, its officers, employees, agents and representatives, for loss of or damage to Mortgagor , the Mortgaged Property, Mortgagor's property or the property of others under Mortgagor's control from any cause insured against or required to be insured against by the provisions of this Mortgage.

          32. Notices. Any notice, report, demand or other instrument authorized or required to be given or furnished ("Notices") shall be in writing and shall be given as follows: (a) by hand delivery; (b) by deposit in the United States mail as first class certified mail, return receipt requested, postage paid; (c) by overnight nationwide commercial courier service; or (d) by telecopy transmission (other than for notices of default) with a confirmation copy to be delivered by duplicate notice in accordance with any of clauses (a)- (c) above, in each case, addressed to the party intended to receive the same at the following address(es):

Mortgagee:        JPMorgan Chase Bank
                  Bridgewater Place
                  500 Plum Street
                  Syracuse, New York 13204
                  Attn: Joseph H. Oddo, Jr.
                  Telecopy No.: (315) 424-1898

with a copy to:   Joseph Zagraniczny, Esq.
                  Bond, Schoeneck & King, PLLC
                  One Lincoln Center
                  Syracuse, New York 13202-1355
                  Telecopy No. (315) 218-8100

Mortgagor:        Oneida Ltd.
                  163-181 Kenwood Avenue
                  Oneida, New York 13241
                  Attn: Gregg R. Denny, Chief Financial Officer


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

                  Telecopy No.: (315) 361-3700

with a copy to:   Oneida Ltd.
                  Legal Department
                  163-181 Kenwood Avenue
                  Oneida, New York 13421
                  Attn: Catherine H. Suttmeier, General Counsel
                  Telecopy No. (315) 361-3700

          Any party may change the address to which any such Notice is to be delivered, by furnishing ten (10) days written notice of such change to the other parties in accordance with the provisions of this Paragraph 32. Notices shall be deemed to have been given on the date they are actually received; provided, that the inability to deliver Notices because of a changed address of which no Notice was given, or rejection or refusal to accept any Notice offered for delivery shall be deemed to be receipt of the Notice as of the date of such inability to deliver or rejection or refusal to accept delivery. Notice for either party may be given by its respective counsel.

          33. Waiver of Notice. Mortgagor shall not be entitled to any notices of any nature whatsoever from Mortgagee except with respect to matters for which this Mortgage specifically and expressly provides for the giving of notice by Mortgagee to Mortgagor and except with respect to matters for which Mortgagee is required by applicable law to give notice, and Mortgagor hereby expressly waives the right to receive any notice from Mortgagee with respect to any matter for which this Mortgage does not specifically and expressly provide for the giving of notice by Mortgagee to Mortgagor.

          34. Sole Discretion of Mortgagee. Wherever pursuant to this Mortgage, Mortgagee exercises any right given to it to consent or not consent or approve or disapprove, or any arrangement or term is to be satisfactory to Mortgagee, the decision of Mortgagee to consent or not consent, to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of Mortgagee (subject to obtaining the consent of the Secured Parties if required by the terms of the Collateral Agent Agreement or any of the Transaction Documents) and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

          35. Non-Waiver. The failure of Mortgagee to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Mortgage. Mortgagor shall not be relieved of Mortgagor's obligations hereunder by reason of (a) the failure of Mortgagee or Secured Parties to comply with any request of Mortgagor to take any action to foreclose this Mortgage or otherwise enforce any of the provisions hereof or of the Notes, or the other Transaction Documents, (b) the release, regardless of consideration, of the whole or any part of the Mortgaged Property, or of any person liable for the Indebtedness or any portion thereof, or (c) any agreement or stipulation by Mortgagee or Secured Parties extending the time of payment or otherwise modifying or supplementing the terms of the Notes, this Mortgage or any of the other Transaction Documents. Mortgagee and the Secured Parties may resort for the payment of the Indebtedness to any other security held by them in such order and manner as they, in their sole discretion, may elect. Mortgagee and the Secured Parties may take action to recover the Indebtedness, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Mortgagee thereafter to foreclosure this Mortgage. The rights and remedies of Mortgagee under this Mortgage shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Mortgagee or the Secured Parties shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Mortgagee and the Secured Parties shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

          36. No Oral Change. This Mortgage, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Mortgagor or Mortgagee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.


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

          37. Liability. If Mortgagor consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. Subject to the provisions hereof requiring Mortgagee's consent to any transfer of the Mortgaged Property, this Mortgage shall be binding upon and inure to the benefit of Mortgagor and Mortgagee and their respective successors and assigns forever.

          38. Inapplicable Provisions. If any term, covenant or condition of this Mortgage is held to be invalid, illegal or unenforceable in any respect, this Mortgage shall be construed without such provision.

          39. Headings, Etc. The headings and captions of various paragraphs of this Mortgage are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

          40. Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage may be used interchangeably in singular or plural form and the word "Mortgagor" shall mean "each Mortgagor and any subsequent owner or owners of the Mortgaged Property or any part thereof or any interest therein," the word "Mortgagee" shall mean "Mortgagee and any subsequent Collateral Agent under the Collateral Agent Agreement," the word "Notes" shall mean "any of the Notes and any other evidence of indebtedness secured by this Mortgage," the word "person" shall include an individual, corporation, partnership, trust, unincorporated association, government, governmental authority, and any other entity, and the words "Mortgaged Property" shall include any portion of the Mortgaged Property and any interest therein and the words "attorneys' fees" shall include any and all attorneys' fees, paralegal and law clerk fees, including, without limitation, fees at the pre-trial, trial and appellate levels incurred or paid by Mortgagee in protecting its interest in the Mortgaged Property and Collateral and enforcing its rights hereunder. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

          41. Actions and Proceedings. If any action or proceeding be commenced to which action or proceeding Mortgagee is made a party and in which it becomes necessary in the opinion of Mortgagee to defend or uphold the lien of this Mortgage, all sums paid by Mortgagee for the expense of any litigation to prosecute and defend the rights and lien created by this Mortgage, including reasonable counsel fees, costs and allowances, shall, together with interest thereon be a lien on the Mortgaged Property and, subject to the limitations contained in the definition of Secured Indebtedness hereinabove set forth, secured by this Mortgage and shall be collectible in like manner as said indebtedness and shall be paid by Mortgagor upon receipt of an invoice from Mortgagee.

          42. Leases of the Mortgaged Property. Mortgagor will not enter into any lease(s) for all or any portion of the Mortgaged Property without the prior written consent of Mortgagee.

          43. Real Property Law. All covenants hereof, which are in addition to those set forth in Sections 254 and 291-f of the Real Property Law, shall be construed as affording to Mortgagee rights additional to, and not exclusive of, the rights conferred under the provisions of said Sections 254 and 291-f.

          44. Successors. All of the provisions of this Mortgage shall inure to the benefit of Mortgagee and of any subsequent holder of this Mortgage and shall be binding upon Mortgagor and each subsequent owner of the Mortgaged Property.

          45. Effect of Releases. Mortgagee and the Secured Parties, without notice, may release any part of the security described herein, or any person or entity liable for any Indebtedness without in any way affecting the lien hereof upon any part of the security not expressly released, and may agree with any party obligated on said Indebtedness or having any interest in the security described herein to extend the time for payment of any part or all of the Indebtedness. Such agreement shall not in any way release or impair the lien hereof, but shall extend the lien hereof as against the title of all parties having any interest in said security, which interest is subject to said lien, and no such release or agreement shall release any person or entity obligated to pay any Indebtedness.

          46. Mortgagee Not Obligated. Nothing herein contained shall be construed as making the payment of any insurance premiums, taxes or assessments obligatory upon Mortgagee, although Mortgagee may pay


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

same, or as making Mortgagee liable in any way for loss, damage or injury, resulting from the non-payment of any such insurance premiums, taxes or assessments.

          47. Lien Law. Mortgagor will, in compliance with Section 13 of the Lien Law, receive the advances secured by this Mortgage and will hold the right to receive such advances as a trust fund to be applied first for the purpose of paying the cost of the improvement and will apply the same first to the payment of the cost of the improvement before using any part of the total of the same for any other purpose.

          48. Costs, Expenses and Attorney's Fees. Should one or more Events of Default occur hereunder, and should an action be commenced for the foreclosure of this Mortgage, Mortgagee shall be entitled to recover all sums due hereunder, statutory costs, and any additional allowances made pursuant to Section 8303(a) of the Civil Practice Law and Rules of the State of New York, and in addition thereto, reasonable attorneys' fees in such proceeding and in all proceedings related thereto necessary to and related to the foreclosing proceeding, and such amount shall be paid by Oneida on demand and shall be a lien on the Mortgaged Property prior to any right or title to, interest in or claim upon the Mortgaged Property attaching and accruing subsequent to the lien of this Mortgage, and shall be deemed to be secured by this Mortgage and the indebtedness which it secures.

          49. Entire Agreement. This Mortgage constitutes the entire understanding between Mortgagor and Mortgagee relative to the granting of a mortgage lien on the Mortgaged Property and supersedes any prior writings or oral statements or conversations at any time made or had with respect thereto.

          50. Governing Law: Severability. This Mortgage shall be governed by the law of the jurisdiction in which the Mortgaged Property is located. In the event that any provision or clause of this Mortgage conflicts with applicable law, such conflict shall not affect other provisions of this Mortgage which can be given effect without the conflicting provision, and to this end, the provisions of this Mortgage are declared to be severable.

          51. Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Mortgagor under this Mortgage.

          52. WAIVER OF JURY TRIAL. MORTGAGOR AND MORTGAGEE HEREBY WAIVE TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS MORTGAGE OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF, OR THE RELATIONSHIP BETWEEN MORTGAGOR AND MORTGAGEE OR ANY OTHER CLAIM OR DISPUTE HOWSOEVER ARISING BETWEEN MORTGAGOR AND MORTGAGEE ARISING UNDER THIS MORTGAGE.

          53. Tax Law Section 253 Statement. This Mortgage does not cover real property principally improved or to be improved by one or more structures containing in the aggregate not more than six residential dwelling units, each having their own separate cooking facilities.

          54. Execution of Counterparts. This Agreement may be executed in one or more counterparts, any one or all of which shall constitute but one agreement.

          55. Purposely Omitted.

     56. New York State Specific Provisions.

     (a) Inconsistencies. In the event of any inconsistencies between the terms and conditions of this Section 56 and the other provisions of this Mortgage, the terms and conditions of this Section 56 shall control and be binding.

     (b) Insurance. The provisions of subsection 4 of Section 254 of the New York Real Property Law covering the insurance of buildings against loss by fire shall not apply to this Mortgage. In the event of any conflict, inconsistency or ambiguity between the provisions of this Mortgage and the provisions of subsection 4 of Section

254 of the New York Real Property Law covering the insurance of buildings against loss by fire, the provisions of the Mortgage shall control.

     (c) Leases. Mortgagee shall have all of the rights against lessees of the Mortgaged Property set forth in Section 291-f of the Real Property Law of New York.

     (d) Statutory Construction. The clauses and covenants contained in this Mortgage that are construed by Section 254 of the New York Real Property Law shall be construed as provided in those sections (except as provided in Section 56(b). The additional clauses and covenants contained in this Mortgage shall afford rights supplemental to and not exclusive of the rights conferred by the clauses and covenants construed by Section 254 and shall not impair, modify, alter or defeat such rights (except as provided in Section 56(b), notwithstanding that such additional clauses and covenants may relate to the same subject matter or provide for different or additional rights in the same or similar contingencies as the clauses and covenants construed by Section 254. The rights of Mortgagee arising under the clauses and covenants contained in this Mortgage shall be separate, distinct and cumulative and none of them shall be in exclusion of the others. No act of Mortgagee or any of the Lenders shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision, anything herein or otherwise to the contrary notwithstanding. In the event of any inconsistencies between the provisions of
Section 254 and the provisions of this Mortgage, the provisions of this Mortgage shall prevail.

     (e) Power of Sale. Upon the occurrence of an Event of Default, Mortgagee shall have the right to sell the Mortgaged Property, including, without limitation, by exercise of any and all rights and remedies available under
Article 14 of the New York Real Property Actions and Proceedings Law (the "RPAPL"). Any deed or deeds executed and delivered in connection with the sale or sales of the Mortgaged Property pursuant to Article 14 of the RPAPL shall be in the form provided in Article 14 of the RPAPL.

                  [Remainder of page intentionally left blank.]


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

          IN WITNESS WHEREOF, this Mortgage has been duly executed as of the 18th day of April, 2003.

                                        ONEIDA LTD.


                                        By: /s/ GREGG R. DENNY
                                            --------------------------------
                                                Gregg R. Denny
                                                Chief Financial Officer

STATE OF NEW YORK
                      ) SS.:
COUNTY OF MADISON

          On the 18th day of April, in the year 2003, before me, the undersigned, a notary public in and for said state, personally appeared Gregg R. Denny, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

                                              /s/ JOSEPH ZAGRANICZNY
                                              ----------------------
                                                   Notary Public

                                    EXHIBIT A

                             DESCRIPTION OF PREMISES

                            Property Off Middle Road

     ALL THAT TRACT OR PARCEL OF LAND situate in the City of Oneida, County of Madison and State of New York, being part of Lot Number 24 of the Oneida Purchase of 1840, bounded and described as follows:

     Beginning at point on the centerline of Middle Road, said point standing at the intersection of the centerline of Middle Road with the southerly boundary of Kenneth C. and Barbara M. Sparks (Now or Formerly), as described in a Warranty deed dated November 21, 1956 and filed in the Madison County Clerk's office in Liber 532 of Deeds at Page 319; thence along the southerly boundary of Sparks being further described as the southerly boundary of Alfred Wright (Formerly); thence S 72[d] 35' 00" W, 422.49 feet along the southerly boundary of Sparks to an iron pin; thence N 83[d] 39' 13" W, 180.51 feet continuing along the southerly boundary of Sparks to an iron pin standing on the westerly boundary of Sparks; thence N 06[d] 17' 57" E, 132.23 feet along the westerly boundary of sparks to an iron pin standing on the southerly boundary of the Sherrill-Kenwood Cemetery Association, Inc. (Now or Formerly); thence N 83[d] 28' 43" W, 1597.74 feet along the southerly boundary of the Sherrill-Kenwood Cemetery Association, Inc. and the southerly boundary of Stephen R. and Dorothy B. Leonard (Now or Formerly) to an iron pin standing on the easterly boundary of Leonard; thence S 06[d] 32' 40" W, 559.07 feet along the easterly boundary of Leonard to an iron pin standing on the northerly boundary of George W. and Edith Brewster (Now or Formerly); thence S 83[d]
28' 25" E, 2007.81 feet along the northerly boundary of Brewster, the northerly boundary of Carolyn J. Bonnell (Reputed Owner), the northerly boundary of Gilbert H. and Linda V. Palmer (Now or Formerly), the northerly boundary of Jean
B. Streeter (Now or Formerly) and the northerly boundary of Harold A. and Teresa
S. Stone (Now or Formerly) to an iron pin standing on the easterly boundary of Charles E. and Margaret G. MacLaughlin (Now or Formerly); thence N 21[d]
38' 00" W, 434. 82 feet along the easterly boundary of MacLaughlin, the easterly boundary of James A. and Ardys C. Near (Now or Formerly) and the easterly boundary of Fred L. and Harriet S. Hartwig (Now or Formerly) to a point standing on the northerly boundary of Hartwig; thence N 72[d] 35' 00" E, 431.88 feet along the northerly boundary of Hartwig to a point standing on the centerline of Middle Road; thence N 32[d] 04' 00" W, 51.68 feet along the centerline of
Middle Road to the point and place of beginning.

     The above described parcel containing 23.899 acres of land, more or less.

     Together with and subject to a right of way 30 feet in width leading westerly from Middle Road to the lands of Stephen R. and Dorothy B. Leonard as reserved in a Deed dated November 18, 1925 and filed in the Madison County Clerk's Office in Liber 278 of Deeds at Page 261 to which deed reference is made for certainty of description, terms and conditions.

     Also subject to the rights of the public to that portion of the above described premises lying within the bounds of Middle Road.

     The above-described premises are intending to be the premises shown on Tax Map #47-1-23 in the City of Oneida, Madison County.


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

                        Property Off East Hamilton Avenue

     ALL THAT TRACT OR PARCEL OF LAND situate in the City of Sherrill County of Oneida and State of New York briefly described as follows: Beginning at a point in the center of Hamilton Avenue opposite to an iron pipe set in the northeast corner of David Rowland's lot (now or formerly), and running thence along the center of Hamilton Avenue 270 ft. to a point opposite to a pipe set in the northeast corner of land hereby conveyed; thence running about 2145 ft. S
34[d] W to a point in the center of said Parson's Brook, so called; thence running along the center of said Parson's Brook as it winds and turns to the S.E. corner of land now or formerly owned by Oneida Community Limited; thence running along the easterly line of lands of Oneida Community Limited, about 1750 ft. N 34[d] E to an iron pipe on the S.W. corner of the lands now owned by David Rowland (now or formerly); thence running 86.36 ft. along the south side of lands of said Rowland (now or formerly) to an iron pipe on the S.E. corner of the lands of David Rowland (now or formerly); thence running 287 ft. along the east line of land of said Rowland (now or formerly) to the point of beginning, Containing 16.70 acres of land, be the same more or less.

     Together with and subject to all right, title and interest of lands as described in a Boundary Agreement between Glen F. Adams and Victoria R. Adams dated December 10, 1974 recorded December 12, 1974 in the Oneida County Clerk's Office in Liber 2002 of Deeds at page 191.

     ALL THAT TRACT OR PARCEL OF LAND, situate in the City, of Sherrill, County of Oneida, State of New York, lying on the southerly side of East Hamilton Avenue, bounded and described as follows:

     Beginning at a point in the east corporation line, said point being S
10[d] 05' W, distant 205.28 feet, from the intersection of said corporation line with the southerly line of said East Hamilton Avenue; thence S 10[d]
05' W along said corporation line and along the west line of Lot 22 of the First Pagan Purchase, to a point in the center or bottom of the ravine in Oneida Creek; thence by the following eleven courses along the bottom of said ravine; S 88[d] 30' W, 330 feet; N 55[d] 15' W 170.94 feet; S 70[d] 45' W,
177.54 feet; thence N 69[d] 45' W, 100.3 feet; thence S 71[d] 45' W,
498.96 feet; thence N. 80[d] 15' W 275.22 feet; thence N 25[d] 45' W,
285.78 feet; thence N 44[d] 30' W, 198.0 feet; thence N 88[d] 30' W,
214.5 feet; thence N 34[d] 15' W, 147.18 feet; thence N 41[d] 15' W,
173.52 feet to the southeasterly corner of the lands of Oneida Community Limited as conveyed in 1924 recorded in Liber 819 at Page 204; thence N 34[d] E,
1935 feet, more or less, to the southwesterly corner of the lands of one Totten as conveyed June 21, 1950 recorded in Liber 1283 at Page 473; thence S
43[d] 52' 30" E along the southerly line of said lands, 224.90 feet, to a point therein; thence S 58[d] 01' E along the southerly line of said lands and the lands of one Thurston, 634.53 feet, to a point; thence S 23[d] 19'
20" W, to a point distant 312 feet, measured at right angles from said southerly line of East Hamilton Avenue; thence S 61[d] 02' 30" E and parallel with said southerly street line, to a point; thence northeasterly at right angles to said southerly street line, 312 feet, to a point therein, said point being distant northwesterly measured along said southerly street line, 455 feet, from the intersection of said southerly street line with the said corporate limits of the said City of Sherrill; thence S 61[d] 02' 30" E along said southerly street line, 75 feet to the northwesterly corner of Lot 1 as shown on a map entitled "Portion of Lands of Wyland" dated October 1959 and prepared by Roswell
W. Cull & Associates, said map being duly filed in the office of the clerk of said county; thence southwesterly at right angles to said southerly road line, 200 feet, to the southwesterly corner of said Lot 1; thence southeasterly and parallel with said southerly street line and along the rear of Lots 1, 2 & 3 on said map and extension thereof a distance of 426.30 feet, to the point of beginning, being all the lands contained therein.

     The above described parcel of land being a portion of those lands conveyed by Fred E. and Marion W. Thurston to Gordon B. Wyland, Inc. January 31, 1957 recorded in Liber 1540 at page 234.

     ALL THAT TRACT OR PARCEL OF LAND, situate in The City of Sherrill, County of Oneida and State of New York bounded and described as follows:

     All that part of lands described in a Deed from John H. Noyes, Harriet A. Noyes by E.H. Hamilton, their attorney-in-fact, Erastus H. Hamilton, Elizabeth
H. Hamilton, William H. Woolworth, Caroline A. Woolworth by C.C. Kellogg, their attorney-in-fact, Charles A. Kellogg and Olive A. Kellogg to Oneida Community Limited dated January 1, 1881 recorded February 21, 1881 in the Oneida County Clerk's Office in Liber 401 of Deeds at page 113 lying south of East Hamilton Avenue and is bounded on the east by the lands described in Parcel 1 above; south by the Oneida Creek ravine (also known as Parsons Creek and Parsons Brook); and west by Oneida Creek and Sherrill Road.

     Together with the right and subject to the burdens of others in and to the right as described in a Full Covenant Deed from Oneida Community, Limited to Zilpha Judson dated March 19, 1917 and recorded April 26, 1917 in the Oneida County Clerk's Office in Liber 730 of Deeds at Page 329.

     Together with the right and subject to the burdens of others in "and to the right as described in a Full Covenant Deed from Oneida Community, Limited to M.C. Morgan, E.C. Richmond, Allen C. Jones, C.E. Dickson, J.S. Freeman and George Ribolin, Trustees of the Kenwood Park Methodist Episcopal Church dated June 30, 1916 and recorded August 8, 1916 in the Oneida County Clerk's Office in Liber 728 of Deeds at Page 324.

     Together with the right and subject to the burdens of others in and to the rights described in an instrument from Oneida Community, Limited to M.C. Morgan, E.C. Richmond, Allen C. Jones, C.H. Goodwin, J.S. Freeman, and George Ribolin, Trustees of the Kenwood Park Methodist Episcopal Church dated March 30, 1917 and recorded May 2, 1917 in the Oneida County Clerk's Office in Liber 741 of Deeds at Page 8.

Excepting and reserving the parcels as described in the following:

     Warranty Deed from Oneida Community Limited to Rachel M. Tygert dated April 11, 1883 and recorded August 9, 1883 in the Oneida County Clerk's Office in Liber 426 of Deeds at Page 3.

     Warranty Deed from The Oneida Community, Limited to Thomas M. Constantine dated June 10, 1891 and recorded July 6, 1891 in the Oneida County Clerk's Office in Liber 488 of Deeds at Page 390.

     Warranty Deed from Oneida Community Limited to Alfred Collins dated January 15, 1894 and recorded April 20, 1894 in the Oneida County Clerk's Office in Liber 512 of Deeds at Page 15.

     Warranty Deed from The Oneida Community, Limited to Floyd J. Roney and Norene M. Roney dated December 28, 1911 and recorded June 4, 1912 in the Oneida County Clerk's Office in Liber 677 of Deeds at Page 461. Said Deed was corrected by a Warranty Deed from The Oneida Community, Limited to Floyd J. Roney and Norene M. Roney dated June 6, 1912 and recorded September 25, 1912 in the Oneida County Clerk's Office in Liber 689 of Deeds at Page 17.

     Warranty Deed from The Oneida Community, Limited to Frederick Simons and Johanna Simons dated June 5, 1912 and recorded June 28, 1912 in the Oneida County Clerk's Office in Liber 684 of Deeds at Page 434.

     Full Covenant Deed from Oneida Community, Limited to M.C. Morgan, E.C. Richmond, Allen C. Jones, C.E. Dickson, J.S. Freeman and George Ribolin, Trustees of the Kenwood Park Methodist Episcopal Church dated June 30, 1916 and recorded August 8, 1916 in the Oneida County Clerk's Office in Liber 728 of Deeds at Page 324. Said Deed was corrected by a Full Covenant Deed from Oneida Community, Limited to M.C. Morgan, E.C. Richmond, Allen C. Jones, C.H. Goodwin, J.S. Freeman, and George Ribolin, Trustees of the Kenwood Park Methodist Episcopal Church dated March 30, 1917 and recorded May 2, 1917 in the Oneida County Clerk' s Office in Liber 741 of Deeds at Page 8.

     Full Covenant Deed from Oneida Community, Limited to Zilpha Judson dated March 19, 1917 and recorded April 26, 1917 in the Oneida County Clerk's Office in Liber 730 of Deeds at Page 329.

     Full Covenant Deed from Oneida Community Limited to Frank Brewster and Mable Brewster dated April 4, 1917 and recorded May 4, 1917 in the Oneida County Clerk's Office in Liber 730 of Deeds at Page 348.

     Full Covenant Deed from Oneida Community to Albert H. Conde and Myra Conde dated December 1, 1920 and recorded January 6, 1921 in the Oneida County Clerk's Office in Liber 774 of Deeds at Page 481.

     Full Covenant Deed from Oneida Community Limited to Lafayette Ford and Vera Ford dated May 31, 1923 and recorded August 15, 1923 in the Oneida County Clerk's Office in Liber 823 of Deeds at Page 411.

     Instrument between Oneida Community Limited to Nelson Newhall and Annie Newhall dated May 31, 1923 and recorded August 15, 1923 in the Oneida County Clerk's Office in Liber 823 of Deeds at Page 409.

     Full Covenant Deed from Oneida Community Limited to John Vanderlan and Lillian E. Vanderlan dated May 31, 1923 and recorded August 15, 1923 in the Oneida County Clerk's Office in Liber 823 of Deeds at Page 407.

     Full Covenant Deed from Oneida Community Limited to Clarence Helmer and Maude M. Helmer dated May 18, 1923 and recorded January 14, 1924 in the Oneida County Clerk's Office in Liber 830 of Deeds at Page 256.

     Also, excepting and reserving all that tract or parcel of land known as The Oneida Community Clubhouse located on the south side of East Hamilton Avenue and designated on the tax maps of the City of Sherrill as Parcel ID #332.006-1-71.

     The above-described premises are intending to be the premises shown on Tax Map #332.06-2-72 and 332.011-2-28, City of Sherrill, Oneida County.

                         Additional Lewis Point Property

     ALL THAT TRACT OR PARCEL OF LAND situate in the Town of Lenox, County of Madison and State of New York, and being a parcel of land lying on the easterly side of the so called Lewis Point highway leading from Route or State Highway No. 31 northerly to Lewis Point.

     Commencing at an iron stake driven in the ground in the easterly line of said highway northwesterly of a large boulder and which boulder is on the premises hereby being described some distance easterly of said highway; thence running easterly on a line about 11 or 12 feet northerly of the north edge of said boulder a distance of 345 feet 6 inches to an iron stake driven in the ground near a cedar post in a wire fence; thence southerly along said wire fence a distance of about 255 feet to an iron stake driven in the ground; thence westerly and parallel to the first mentioned line to the easterly line of said Lewis Point highway, a distance of approximately 370 or 375 feet to an iron stake being driven in the ground marking the approximate point; thence northerly and easterly as the east line of said highway winds and turns to the place of beginning, containing within said boundaries, about 2 1/6 acres of land, be the same more or less.

     The above-described premises are intending to be the premises shown on Tax Map #6.73-1-8 in the City of Sherrill, Oneida County.

                           Additional Vacant Property

ALL THAT TRACT OR PARCEL OF LAND situate in the City of Sherrill, County of Oneida and State of New York bounded and described as follows:

Beginning at a point in the northerly line of West Hamilton Avenue at the southwest corner of Lot No. 21 as shown on a map entitled: "Oneida Limited Subdivision, West Hamilton Avenue, City of Sherrill, Oneida Co., State of New York" as prepared by Frederick W. Myers, Jr. and dated December 2, 1986;

thence along the westerly line of Lot No. 21 of the aforementioned map N. 51[d] 19' 21" E. 200 feet to the northwest corner of the above mentioned lot;

thence along the rear line of Lots 21, 20, 19, 18, 17, 16, 15, 14, and 13 as shown on the aforementioned map S 38[d] 40' 38" E. 990 feet to the northeast corner of Lot 13 as shown on the aforementioned map;

thence along the easterly line of Lot No. 13 of the aforementioned map S 51[d] 19' 21" W. 200 feet to the southeast corner of Lot No. 13 of the aforementioned Lot No. 13 as the same intersects the northerly line of West Hamilton Avenue;

thence easterly along the northerly line of West Hamilton Avenue a total distance of 571.65 to the southwest corner of lands now or formerly owned by William R. Daly and Dolores M. Daly (Liber 2620 of Deeds at page 237);

thence along the westerly line of lands of Daly (now and formerly) the following three courses:

1)   N. 48[d] 30' 00" E. 49.21 feet to a point;

2)   S. 66[d] 40' 54" E. 198.86 feet to a point;

3) S. 62[d] 53' 27" E. 85.83 feet to a point at the southwest corner of lands of now or formerly Oliver E. Tudman and Jean W. Tudman (Liber 2511 of Deeds at page 124); said point also being the southwest corner of Lot No. 13 as shown on a map entitled: "Robertson Road Subdivision - Section "A", City of Sherrill, Oneida County, State of New York" as prepared by Frederick W. Myers, Jr. and dated May 12, 1988;

thence along the rear lines of Lot Nos. 13, 14, 15, 16, 17, 18, 19, 20, 21, and 22 as shown on the aforementioned map N. 52[d] 56' 28" E. 1027.44 feet to the northwest corner of Lot No. 22 as shown on the aforementioned map;

thence along the northerly line of Lot No. 22 as shown on the aforementioned map
S. 37[d] 03' 32" E. 190 feet to the northeast corner of Lot No. 22 as shown on the aforementioned map;

thence southerly to the North line of Robertson Road; thence easterly and southerly along the lines of Robertson Road as shown on the aforementioned Robertson Road Subdivision map until the same intersects the northerly line of West Noyes Boulevard;

thence easterly along the northerly line of West Noyes Boulevard as shown on the aforementioned Robertson Road Subdivision map until it intersects the southwest corner of lands of now or formerly Sherrill-Kenwood Community Retirement Housing Corporation (Liber 2654 of Deeds at page 338);

thence Northerly along a circular curve concave to the left, whose radius is
550.00 feet (167.640 meters), an arc length of 377.36 feet (115.020 meters) central angle of 39[d] 18' 40" whose chord bears N. 25[d] 11' 22" E. a distance of 370.00 feet (112.776 meters) to an iron pipe set at the intersection of said Easterly boundary of Robertson Road (proposed) and the Southerly boundary of a proposed street according to a survey prepared by Herbert W. Stoughton dated January 16, 1978 and filed in the Oneida County Clerk's Office on February 22, 1978 in Map Roll 940; thence Easterly along said Southerly boundary of a proposed street along a circular curve concave to the right, whose radius is 1,420.00 feet (432.817 meters) an arc length of 445.12 feet (135.673 meters) (central angle of 17[d] 57' 37" whose chord bears S. 80[d] 25' 47" E., a distance of 443.30 feet) (135.118 meters) to an iron pipe set at a point of reverse curvature; thence continuing Easterly along said Southerly boundary of a proposed street along a circular curve concave to the left, whose radius is 92.00 feet (28.042 meters), an arc length of 37.35 feet (11.384 meters) (central angle of 23[d] 15' 40" whose chord bears S. 83[d] 04' 55" E. a distance of 37.09 feet) (11.305 meters) to an iron pipe; thence S. 4[d] 42' 39" E. along the westerly boundary of lands conveyed by Oneida Limited to the City of Sherrill known as Robertson Park Addition by deed dated 31 July 1972, and recorded in the Oneida County Clerk's Office 7 August 1972, in Liber of Deeds 1954 at page 333, a distance of 164.98 feet (50.286 meters) to an iron pipe; thence S. 25[d] 44' 08" W. continuing along the Westerly boundary of Robertson Park Addition, a distance of 150.00 feet (45.720 meters) to an iron pipe; thence Southeasterly along a circular curve concave to the right, whose radius is 210.00 feet (64.008 meters), an arc length of 70.00 feet (21.336 meters) (central angle of 19[d] 05' 54" whose chord bears S. 54[d] 42' 57" E. a distance of 69.68 feet) (21.238 meters) to an iron pipe.

     Thence continuing easterly along the northerly side of West Hinds Avenue to a point being the southwest corner of lands of now or formerly of Robert C. Tegtmeyer and Beverly J. Tegtmeyer (Liber 2235 of Deeds at page 205);

     Thence N. 46[d] 00' 00" E along the westerly line of lands of now or formerly Tegtmeyer 165.00 feet to an iron pin on the southerly bounds of lands of The City of Sherrill (Liber 1483 of Deeds at page 217);

     Thence northwesterly 100 feet +/- to the southwest corner of lands of The City of Sherrill;

     Thence running northeasterly at an interior angle of ninety degrees and zero minutes (90[d] 00') a distance of 491.42 feet to a concrete monument in the northeasterly line of said Padgham Street extension;

     Thence running southeasterly at an interior angle of ninety degrees and zero minutes (90[d] 00') along the northeasterly line of said Padgham
Street extension a distance of 530 feet to a concrete monument marking the intersection of the northwesterly boundary line of Wayland Street extended and the northeasterly boundary line of Padgham Street extended;

     Thence northeasterly along the northwesterly line of Wayland Street extension to the northerly terminus of said Wayland Street extension;

     Thence easterly along the northerly terminus of said Wayland Street extension until it intersects the westerly line of lands of now or formerly The City School District of The City of Sherrill (Liber 1638 of Deeds at page 373);

     thence N 51[d] 03' 30" E on a northerly extension of said easterly line of Wayland Street (proposed) to an iron pipe standing near the southerly shore of Taylor Brook;

     thence continuing on a northerly extension of said easterly line of Wayland Street and on the course N 51[d] 03' 30" E, 6 feet, more or less, to the southerly side of Taylor Brook; said point also being the southwesterly corner of lands of now or formerly The City of Sherrill (Liber 2038 of Deeds at page
380);

     thence N. 51[d] 03' 30" E along the westerly line of lands of the City of Sherrill and along the said northerly extension of Wayland Street a distance of about 395 feet to a point on the southerly boundary of lands of now or formerly Patrick J. Clarke and Jacalyn L. Clarke (Liber 2091 of Deeds at page
793);

     thence westerly along the southerly line of lands of Clarke to the southwest corner of lands of Clarke and the southeast corner of lands of now or formerly Crystal Davenport (Liber 2739 of Deeds at page 230);

     thence westerly along the southerly line of lands of Davenport and the southerly line of lands of now or formerly Tari L. Almony (Liber 2865 of Deeds at page 177) to the southwest corner of lands of said Almony;

     thence northerly along the westerly line of lands of Almony 165 feet more or less to the southerly line of Prospect Street (formerly Wilson Place);

     thence westerly along the southerly side of Prospect Street to the northeast corner of lands of now or formerly Christopher R. Cousin and Melissa
O. Cousin (Liber 2707 of Deeds at page 607);

     thence S 20[d] 00' W along the easterly line of land of said Cousin 160 feet to the southeast corner thereof;

     thence westerly along the southerly line of said Cousin and continuing along the southerly lines of Zuegg (Liber 1568 of Deeds at page 276), Johnson (Liber 2054 of Deeds at page 467), Watts (Liber 2316 of Deeds at page 157) the Fay B. and Virginia D. Salm Trust (Liber 2696 of Deeds at page 327) and Donald
E. Grogan and Edward R. Grogan (Liber 2269 of Deeds at page 93) to the southwest corner of lands of said Grogan; said point also being an iron pipe set on the centerline of Taylor Brook;

     thence along the center line of Taylor Brook until it intersects the southwest corner of lands of the now or formerly Lee E. White and Rosalind M. White (Liber 2064 of Deeds at page 207);

     thence along the westerly bounds of said White and also along the westerly line of lands of the now or formerly William E. Hauger and Louisa R. Hauger (Liber 2100 of Deeds at page 497) until the same intersects the southerly boundary of the existing N.Y. State Highway, Route 5, also known as the Utica-Oneida Castle Sec. -2 Highway;

     thence westerly along the southerly boundary of existing N.Y. State Highway, Route 5, to a point being the northeast course of lands of the now or formerly Thomas A. Blake and Lynda L. Blake (Liber 2348 of Deeds at page 157);

     thence S 70[d] 16' 43" W 109.02 feet more or less to the southerly corner of lands of said Blake; said point also being the southeast corner of lands of the now or formerly Thomas M. and Marilyn C. Mahady (Liber 1795 of Deeds at page 269);

     thence continuing along the southeast line of Mahady a distance of 99+/- feet to a point in the North bank of Mud Creek; thence along said North bank along the southerly line of Mahady to the southwest corner of Mahady and the southeast corner of lands of the now or formerly George E. Webb, Jr. (Liber 2787 of Deeds at page 177);

     thence westerly along the north bank of Mud Creek and along the southerly bounds of George E. Webb, Jr. (Liber of Deeds 2787/180 and 2787/177) approximately 447 feet to the southwest corner of lands of George E. Webb, Jr. as described in a Warranty Deed recorded in the Oneida County Clerk's Office in Liber 2787 of Deeds at page 177;

     thence northerly along the westerly line of said George E. Webb, Jr., approximately 8 feet to the southerly boundary of existing N.Y. State Highway Route 5;

     thence westerly along the southerly boundary of N.Y. State Highway Route 5 to a point being the northeast corner of lands of now or formerly Bartolo Trinca and Antonina Trinca (Liber 2624 of Deeds at page 381);

     thence S 20[d] 14' 10" W along the easterly line of lands of said Trinca 325.00 feet to the southeast corner of said Trinca;

     thence N 86[d] 43' 54" W along the southerly boundary of Trinca 264.30 feet, more or less, to the southwest corner of said Trinca, said point also being the east line of lands of now or former Arnold O. Cerio (Liber 2327 of Deeds at page 140 and Liber 2327 of Deeds at page 130); thence southerly along said east line to the southeast corner of Cerio;

     thence westerly along the southerly boundary of said Cerio approximately 250 feet, more or less, to the southwest corner of lands of said Cerio; said point also being the southeast corner of lands of now or formerly John E. Bortle and Clara Bortle (Liber 2847 of Deeds at page 697);


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

     thence westerly along the southerly boundary of said Bortle approximately 210 feet, more or less, to a point; said point being the southwest corner of the lands of said Bortle;

     thence northerly along the westerly boundary of said Bortle approximately 250 feet, more of less to a point; said point also being the intersection of the lands described herein to the south and the lands of Francisco Lazio (Liber 2354 of Deeds at page 195) to the north;

     thence westerly along said division line 80 feet, more or less, to a point on the division line of lands of Francisco Lazio and Eleanora Lazio (Liber 2691 of Deeds at page 14) to the west and the lands described herein to the east;

     thence southerly along said division line 250 feet, more or less, to the southeast corner of lands of said Lazio;

     thence N 89[d] 08' 30" W along the southerly boundary of said Lazio
139.00 feet to a point at the southwest corner of lands of said Lazio; said point also being the southeast corner of lands of now or formerly Brenda S. Baker and Maretta B. Silliman (Liber 2666 of Deeds at page 319);

     thence N 89[d] 08' 30" W along the southerly boundary of said Baker and Silliman to an iron pin standing at the southwest corner of lands of said Baker and Silliman;

     thence N 11[d] 39' 06" E to a point on the division line of lands of now or formerly North Georgia Wood Preserving, Inc. (Liber 2347 of Deeds at page
28) on the west and the lands described herein on the east;

     thence southwesterly along the above mentioned division line to the northwest corner of lands of now or formerly Lehmann Moyer, Inc. (Liber 2391 of Deeds at page 212); said point also being the northwest corner of Lot No. 22 as shown on a map entitled: "Oneida Limited Subdivision-West Hamilton Avenue", City of Sherrill, Oneida Co. and State of New York as surveyed by Frederick W. Myers, Jr. and dated December 2, 1986;

     thence S 38[d] 40' 39" E 109.31 feet to the northeast corner of said Lehmann Moyer, Inc.; said point also being the northeast corner of Lot No. 22 of the aforementioned map;

     thence S 51[d] 19' 21" W 200 feet to the northerly boundary of West Hamilton Avenue; said point also being the southeast corner of Lot No. 22 of the aforementioned map;

     thence easterly along the northerly boundary of West Hamilton Avenue 60 feet, more or less, to the point or place of beginning, excepting and reserving the parcels and lands described in the following:

     1) Full Covenant Deed from Oneida Ltd. to The City of Sherrill dated February 19, 1999 recorded January 7, 2000 in the Oneida County Clerk's Office in Liber 2902 of Deeds at page 81.

     2) Quit Claim Deed from Oneida Ltd. To The City of Sherrill dated July 31, 1972 recorded _________ in the Oneida County Clerk's Office in Liber 1954 of Deeds at page 333.

Together with the right and subject to the burdens of others in and to the rights and easement as granted by Thomas C. Griffith, Jr. to Oneida Ltd. dated July 7, 1988 recorded July 18, 1988 in the Oneida County Clerk's Office in Liber 2411 of Deeds at page 311.

     ALL THAT TRACT OR PARCEL OF LAND situate in the City of Sherrill, County of Oneida and State of New York, bounded and described as follows:

     Beginning at a point on the westerly boundary of Leonard Street at the southeast corner of Lot No. 9 Block 30 as shown on a map entitled; "Lot Layout of Leonard Street located in the Northwesterly Addition to the Kensley


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Tract in The City of Sherrill, Oneida County and State of New York" made by
Martin A. Brennau, dated October 15, 1948 filed in the Oneida County Clerk's Office in Map Roll 441;

     thence northwesterly along the southwesterly line of Lot 9 Block 30 on the above referenced map 160 feet to a point;

     thence northeasterly along the rear line of Lot Nos. 9, 10, 11, 12, 13 and 14 of Block No. 30 to a point being the west line of Lot No. 14 Block 30 as shown on the above referenced map, said point also being the southerly line of premises now or formerly owned by Robert A. Mumford, Jr. and Lynda L. Mumford (Liber 2509 of Deeds at page 222);

     thence along said southerly bounds of Mumford N 37[d] 03' 32" W 20.31 feet to an iron pin at the southwest corner of said lands of Mumford; said point also being the southeast corner of land now or formerly of Robert A. DeWaine and Wendy DeWaine (Liber 2560 of Deeds at page 299);

     thence N 37[d] 03' 32" W along the southerly boundary of said DeWaine
128.16 feet to a point being the southwest corner of lands of said DeWaine and the southeasterly highway boundary of Miller Street proposed;

     thence N 52[d] 56' 28" E 179.10 feet along said southeasterly highway boundary of Miller Street proposed to the southwesterly highway boundary of West Noyes Boulevard;

     thence N 36[d] 55' 00" W along the southwesterly highway boundary of West Noyes Boulevard to the northeast corner of now or formerly of Francis J. Sorrentino and Denise D. Sorrentino (Liber 2533 of Deeds at page 115);

     thence S 52[d] 56' 28" W along the southeasterly boundary of lands of said Sorrentino 196.12 feet to the southeast corner of lands of said Sorrentino;

     thence N 37[d] 03' 32" W along the rear line of said Sorrentino and also along a portion of the rear line of lands of now or formerly Jeffrey S. Pole and Theresa S. Pole (Liber 2680 of Deeds at page 472) of the northeast corner of lands of now or formerly of John W. Seely and Maria E. Seely (Liber 2543 of Deeds at page 69); said point also being the northeast corner of Lot No. 6 as shown on a map entitled: "Robertson Road Subdivision-Section A", City of Sherrill, Oneida County, State of New York as prepared by Frederick W. Myers dated May 12, 1998 and lastly revised September 30, 1988 and filed in the Oneida County Clerk's Office in Map Roll 1350;

     thence along the rear line of Lot Nos. 6, 7, 8, 9, 10, 11 and 12 of the above referenced map S 52[d] 56' 28" W 700 feet to a point being the northerly line of lands of now or formerly Robert A. Emig and Suellen M. Emig (Liber 2012 of Deeds at page 561);

     thence easterly along the northerly line of lands of said Emig to the northeast corner of lands of said Emig; said point also being the northwest corner of lands now or formerly of George A. Fogg and Ruth D. Fogg (Liber 1562 of Deeds at page 258);

     thence easterly along the northerly line of lands of said Fogg 90 feet, more or less, to the northeast corner of lands of said Fogg; said point also being the northwest corner of lands of now or formerly Ivan S. Becker, Jr. and Dorothy E. Becker (Liber 1856 of Deeds at page 488);

     thence easterly along the northerly line of lands of said Becker 95 feet, more or less, to a point in the westerly line of Miller Street (proposed);

     thence southwesterly along the division line of the northwesterly line of Miller Street (proposed) and the southeasterly line of lands of said Becker
165.00 feet to the northerly bounds of West Hamilton Avenue;


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     thence easterly along the northerly bounds of West Hamilton Avenue to the southwest corner of lands of now or formerly William S. Worthen and Anna Marie Worthen (Liber 1998 of Deeds at page 260); said point also being the easterly boundary of a proposed street (Miller Street);

     thence northerly along the easterly boundary of a proposed street (Miller Street) and along the westerly boundary of said Worthen lands a distance of
179.40 feet to an iron pipe;

     thence easterly at an interior angle of 90[d] 00' 00" a distance of
150.00 feet to an iron pipe set in the southwest corner of lands now or formerly Albert P. Larsen and Gladys I. Larsen (Liber 1362 of Deeds at page 390); said point also being the southwest corner of Lot No. 6 Block 35 as shown on a certain map entitled; Lot Layout of Leonard Street located in the Northwesterly Addition to the Kensley Tract in the City of Sherrill, Oneida County, and State of New York made by Martin A. Brennan dated October 15, 1948 and filed in the Oneida County Clerk's Office in Map Roll 441;

     thence northwesterly along the rear line of Lot Nos. 6, 4, and 2 in Block No. 35 to a point being the northwest corner of Lot 2 Block No. 35 as shown on the above referenced map; said point also being the northwesterly corner of premises now or formerly owned by Wallace A. Smith (Liber 1422 of Deeds at page
158);

     thence easterly along the northerly bounds of lands of said Smith 160 feet to the westerly bounds of Leonard Street;

     thence northerly along the westerly bounds of Leonard Street to the point or place of beginning.

     Subject to the rights of others over Miller Street (proposed) as shown on both maps as referenced in Parcel 2 herein.

     ALL THAT TRACT OR PARCEL OF LAND situate in the City of Sherrill, County of Oneida, State of New York, bounded and described as follows: Beginning at the intersection of the southwesterly boundary of West Hamilton Avenue and the northeasterly corner of lands now or formerly owned by George L Miller III and Jo A. Miller (Liber 2564 of Deeds at Page 89); said point also being the northeast corner of Lot No. 11 as shown on a map entitled "Oneida Limited Subdivision - West Hamilton Avenue" City of Sherrill, Oneida Co., State of New York as prepared by Frederick W. Myers, Jr., dated December 2, 1986;

     thence along the southeasterly boundary of said Miller lands south 51[d] 19' 21" W 200 ft. to the southeasterly corner of said Miller lands and Lot No. 11 of the aforementioned map.

     thence along the rear line of Lot No. 11 on the aforementioned map north 38[d] 40' 37" W 110.30 ft. to the southwest corner of Lot No. 11 said point also being the southeast corner of lands now or formerly owned by Sherrill-Kenwood Water District (Liber 2703 of Deeds at Page 384) to a point;

     thence along the aforesaid lands of the Sherrill-Kenwood Water District North 38[d] 40' 39" W. 656.0+/- feet to a point standing on the nominal centerline of Wood Creek; also known as Mud Creek; said point also being the division line between the Town of Vernon on the North and City of Sherrill on the South;

     thence running southwesterly along the nominal centerline of Wood Creek (aka Mud Creek) to a point at the intersection of the nominal centerline of Wood Creek (aka Mud Creek) to the North and nominal centerline of Taylor Brook to the south; said point also being the division line between Oneida County on the east and Madison County on the west;

     thence continuing in a southerly and southeasterly direction along the nominal centerline of Taylor Brook and the aforesaid division line between Oneida County on the East and Madison County on the West to a point on the division line between the lands now or formerly owned by the City of Sherrill to the northeast and the lands described herein to the southwest;


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     thence along the aforesaid division line N 31[d] 36' 00" W 341.38 feet to a point on the division line between the lands of the City of Sherrill to the east and the lands described herein to the west; thence along the last mentioned division line N. 58[d] 24' 00" E 638.00 feet to an iron pin on the division line between the lands of the City of Sherrill to the southwest and the lands described herein to the northeast; thence along the last mentioned division line S 31[d] 36' 00" to a point also being the southwest corner of lot No. 6 as shown on the map entitled "of the Fairway Lane Tract, said tract of land being developed by the Oneida Limited Co., and designated as the Fairway Lane Tract on a map of said tract prepared by Stearns & Wheler, Civil and Sanitary Engineers, Cazenovia, New York, dated May 10, 1972 (revised 6/7/72)"; thence along the rear line of Lot Nos. 6, 5, 4, 3 and a portion of Lot 2 343.33 to a point on the division line between Lot No. 2 of the aforementioned map on the east and the lands described herein on the west; said point also being the division line of lands now or formerly of Raymond F. English and Josephine E. English (Liber 2573 of Deeds at Page 15) on the north and the lands described herein on the south; said point also being the southeasterly corner of lot No. 1 as shown on a map entitled "Oneida Limited Subdivision - West Hamilton Avenue" City of Sherrill, Oneida Co., State of New York as prepared by Frederick W. Myers, Jr., dated December 2, 1986;

     thence North 38[d] 40' 39" W 1123.32 feet and along the rear line of Lot Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9 and 10 of the aforementioned map to the southwest corner of Lot No. 10 as shown on the aforementioned map; said point also being southwesterly corner of lands now or formerly owned by John S. Stone and Dorothy Stone (Liber 2412 of Deeds at Page 228);

     thence North 51[d] 19' 21" E along the northwesterly boundary of lands of said John S. Stone and Dorothy Stone 200 feet to a point on the southwesterly boundary of West Hamilton Avenue; said point also being the northwesterly corner of lands of said Stone and the northwesterly corner of Lot No. 10 as shown on the aforementioned map;

     thence Westerly along the southwesterly boundary of West Hamilton Avenue 60 feet to the point or place of beginning.

     The above-described premises are intending to be the premises shown on Tax map #322.18-1-1.1 in the City of Sherrill, County of Oneida.


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                                    EXHIBIT B

                              ENVIRONMENTAL MATTERS


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